                                                                    EXHIBIT 10.1


                                                        Loan Identification No.:





                              AMENDED AND RESTATED
                    UNSECURED LINE OF CREDIT LOAN AGREEMENT

                                  By and Among


                             BRE PROPERTIES, INC.,
                                  as Borrower,

        the several financial institutions from time to time party to this Agreement,
                      as Banks or Designated Bid Lenders,

                                      and

                           BANK OF AMERICA NATIONAL
                        TRUST AND SAVINGS ASSOCIATION,
                                   as Agent



                         Dated as of October 21, 1998

                               TABLE OF CONTENTS
                               -----------------

                                                                            PAGE
                                                                            ----
CERTAIN DEFINITIONS......................................................     1

1.   CREDIT FACILITIES AMOUNTS AND TERMS.................................    16
     1.1    Line of Credit Amount........................................    16
            ---------------------
     1.2    The Credit Facilities........................................    17
            ---------------------
     1.3    Procedure for Borrowing......................................    26
            -----------------------
     1.4    Interest Rates...............................................    32
            --------------
     1.5    Prepayments..................................................    32
            -----------
     1.6    Usury........................................................    33
            -----
     1.7    Increased Costs and Reduction of Return......................    33
            ---------------------------------------

2.   FEES, EXPENSES......................................................    33
     2.1    Fees; Indemnities............................................    33
            -----------------
     2.2    Costs and Expenses...........................................    34
            ------------------
     2.3    Indemnification by Borrower..................................    35
            ---------------------------

3.   DISBURSEMENTS AND PAYMENTS..........................................    36
     3.1    Requests for Credit..........................................    36
            -------------------
     3.2    Disbursement and Payment Record; Loan Account; Note..........    36
            ---------------------------------------------------
     3.3    Authorization................................................    37
            -------------
     3.4    Banking Days.................................................    37
            ------------
     3.5    Payments.....................................................    37
            --------

4.   CONDITIONS...........................................................   40
     4.1    Conditions Precedent to Initial Funding Date on or
            --------------------------------------------------
            after the Effective Date......................................   40
            ------------------------
     4.2    Conditions to All Borrowings..................................   42
            ----------------------------

5.   REPRESENTATIONS AND WARRANTIES.......................................   42
     5.1    Organization of Borrower; Good Standing.......................   42
            ---------------------------------------
     5.2    Authorization; Enforceable Agreement..........................   43
            ------------------------------------
     5.3    Financial Information.........................................   43
            ---------------------
     5.4    Lawsuits......................................................   44
            --------
     5.5    Title to Assets...............................................   44
            ---------------
     5.6    Permits, Franchises...........................................   44
            -------------------
     5.7    Income Tax Returns............................................   44
            ------------------
     5.8    ERISA Plans...................................................   45
            -----------
     5.9    Other Obligations.............................................   45
            -----------------
     5.10   Event of Default..............................................   45
            ----------------
     5.11   Status as a REIT..............................................   45
            ----------------
     5.12   Year 2K.......................................................   46
            -------

6.   COVENANTS............................................................   46
     6.1    Use of Proceeds...............................................   46
            ---------------
     6.2    Financial Information.........................................   46
            ---------------------
     6.3    Other Information.............................................   48
            -----------------

                              TABLE OF CONTENTS
                              -----------------
                                 (continued)
     6.4    Financial Covenants...........................................   48
            -------------------
     6.5    Taxes and Other Liabilities...................................   51
            ---------------------------
     6.6    Notices to Agent..............................................   51
            ----------------
     6.7    Audits; Books and Records.....................................   52
            -------------------------
     6.8    Compliance with Laws..........................................   52
            --------------------
     6.9    Preservation of Rights........................................   52
            ----------------------
     6.10   Maintenance of Properties.....................................   52
            -------------------------
     6.11   Insurance.....................................................   52
            ---------
     6.12   ERISA Plans...................................................   53
            -----------
     6.13   Indemnity of Guarantors.......................................   53
            -----------------------
     6.14   Additional Negative Covenants.................................   53
            -----------------------------
     6.15   Continued Status as a REIT; Prohibted Transactions............   55
            --------------------------------------------------
     6.16   NYSE Listed Company...........................................   55
            -------------------
     6.17   Conduct of Business...........................................   55
            -------------------
     6.18   Delivery of Guaranties and Other Dcuments.....................   55
            -----------------------------------------
     6.19   Cooperation...................................................   56
            -----------

7.   COLLATERAL; OTHER SPECIAL PROVISIONS.................................   56
     7.1    Collateral....................................................   56
            ----------
     7.2    Other Special Provisions......................................   56
            ------------------------

8.   DEFAULT..............................................................   57
     8.1    Failure to Pay................................................   57
            --------------
     8.2    False Information.............................................   57
            -----------------
     8.3    Bankruptcy....................................................   57
            ----------
     8.4    Receivers; Dissolution........................................   58
            ----------------------
     8.5    Lawsuits......................................................   58
            --------
     8.6    Judgments.....................................................   58
            ---------
     8.7    ERISA Plans...................................................   58
            -----------
     8.8    Government Action.............................................   59
            -----------------
     8.9    Material Adverse Change.......................................   59
            -----------------------
     8.10   Other Breach Under This Agreement or Other Loan Documents.....   59
            ---------------------------------------------------------
     8.11   Cross-Default.................................................   59
            -------------

9.   ENFORCING THIS AGREEMENT.............................................   59
     9.1    Remedies......................................................   59
            --------

10.  APPOINTMENT AND AUTHORIZATION OF AGENT...............................   60
     10.1   Appointment...................................................   60
            -----------
     10.2   Powers........................................................   60
            ------
     10.3   Limitation on Duties..........................................   61
            --------------------
     10.4   Co-Lender Agreement...........................................   61
            -------------------
     10.5   Resignation; Replacement......................................   61
            ------------------------

11.  ASSIGNMENTS, PARTICIPATIONS, ETC.....................................   62
     11.1   Assignments...................................................   62
            -----------


                               TABLE OF CONTENTS

      11.2  Effects of Assignment.........................................   63
            ---------------------
      11.3  Participations................................................   63
            --------------
      11.4  Pledges.......................................................   64
            -------
      11.5  Designated Bid Lenders........................................   64
            ----------------------

 12.  MISCELLANEOUS.......................................................   67
      12.1  California Law................................................   67
            --------------
      12.2  Arbitration...................................................   67
            -----------
      12.3  Presentment, Demands and Notice...............................   67
            -------------------------------
      12.4  Attorneys' Fees...............................................   68
            ---------------
      12.5  Integration...................................................   68
            -----------
      12.6  Electronic Notices............................................   68
            ------------------
      12.7  Notices.......................................................   68
            -------
      12.8  No Bankruptcy Proceedings Against Designated Bid Lenders......   69
            --------------------------------------------------------
      12.9  Certain Acknowledgments by Borrower...........................   69
            -----------------------------------
      12.10 Successors and Assigns........................................   69
            ----------------------
      12.11 No Third Parties Benefited....................................   69
            --------------------------
      12.12 Integration; Relation to Any Loan Commitment; Headings........   70
            ------------------------------------------------------
      12.13 Interpretation................................................   70
            --------------
      12.14 Severability; Waivers; Amendments.............................   71
            ---------------------------------
      12.15 Publicity; Confidentiality....................................   71
            --------------------------
      12.16 Continuing Effect of Certain Prior Modifications to Loan
            --------------------------------------------------------
            Documents; Cross-References, Etc..............................   72
            --------------------------------
      12.17 Counterparts..................................................   74
            ------------

EXHIBITS AND SCHEDULES

EXHIBITS:

A.  Form of Borrowing Notice
B.  Form of Guaranty
C.  Form of Competitive Bid Request
D.  Form of Competitive Bid
E.  Form of Designation Agreement
F.  Form of Notice of Assignment
G.  Form of Assignment and Assumption
H.  Form of Controlled Funds Agreement

SCHEDULES:

I.  Lending Offices

1. Material Borrower Entities, Other Guarantors, and Other Unencumbered Property Owners

                             AMENDED AND RESTATED
                                   UNSECURED
                         LINE OF CREDIT LOAN AGREEMENT


  THIS AMENDED AND RESTATED UNSECURED LINE OF CREDIT LOAN AGREEMENT ("Agreement") is entered into as of October 21, 1998, among BRE PROPERTIES, INC., a Maryland corporation ("Borrower"); the several financial institutions identified on the signature pages hereto as "Banks" (collectively, the "Banks", and individually a "Bank"); those entities identified on the signature pages hereto as "Designated Bid Lenders" (collectively, the "Designated Bid Lenders", and individually a "Designated Bid Lender"); and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association ("BofA"), in its capacity as a Bank and as agent for the Banks (in that capacity, "Agent").

                                 RECITALS:

  A. Borrower, Agent, Banks and Designated Bid Lenders are parties to an Unsecured Line of Credit Loan Agreement dated November 17, 1997, as amended by the Modification Agreement to Syndicate Loan ("Modification Agreement") dated as of January 20, 1998 and by the Second Modification Agreement dated as of August 12, 1998 (as so amended, the "Existing Agreement").

  B. The parties desire to modify the Existing Agreement to provide for an increase of $135,000,000 (to $400,000,000) in the maximum amount of the line of credit made available to Borrower pursuant thereto and to provide for the issuance of letters of credit for the account of Borrower, as a subfacility under the line of credit in the amount of $15,000,000; and, in connection therewith, to make other modifications to the terms and conditions applicable to the credit facilities made available pursuant to the Existing Agreement.

  C. In connection with the foregoing modifications, Borrower, Agent, the Banks, the Designated Bid Lenders wish to amend and restate the Existing Agreement, all as set forth herein.

  NOW, THEREFORE, the Existing Agreement is hereby amended and restated to read in its entirety as follows:

                              CERTAIN DEFINITIONS
                              -------------------

  The following terms used in this Agreement shall have the following meanings (such meanings to be applicable, except to the extent otherwise indicated in a definition of a particular term, both to the singular and the plural forms of the terms defined; other terms are defined elsewhere in the Agreement, and capitalized terms that are used herein without definition but that are defined in the Note or the Guaranty have the definitions ascribed to them therein):

  "Absolute Rate" means, in connection with any Absolute Rate Auction, the rate
   -------------
of interest per annum (expressed in multiples of 1/1000th of one basis point) offered for any Bid Loan to be made pursuant thereto.

  "Absolute Rate Auction" means a solicitation of Competitive Bids setting forth
   ---------------------
Absolute Rates pursuant to Section 1.3(b).

  "Absolute Rate Bid Loan" means a Bid Loan that bears interest at an Absolute
   ----------------------
Rate.

  "Accommodation Obligations", as applied to any Person, means any Indebtedness
   -------------------------
or other Contractual Obligation or liability, contingent or otherwise, of another Person in respect of which that Person is liable, including, without limitation, any such indebtedness, obligation or liability directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including in respect of any partnership in which that Person is a general partner, Contractual Obligations (contingent or otherwise) arising through any agreement to purchase, repurchase or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make payment other than for value received.

  "Advance" means any advance of proceeds, whether of a Committed Loan
   -------
(including Swing Line Borrowings and payments under Letters of Credit) or a Bid Loan, made pursuant to the terms of the Loan Documents.

  "Affiliate" means, as to any Person, any other Person which, directly or
   ---------
indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

  "Agent" means BofA in its capacity as agent for the Banks hereunder, and any
   -----
successor agent.

  "Agent-Related Persons" means BofA and any successor agent hereunder, together
   ---------------------
with their respective Affiliates and the officers, directors, employees and agents of such Persons.

  "Agent's Payment Office" means the address for payments set forth herein for
   ----------------------
Agent, or such other address as Agent may specify.

  "Applicable Capitalization Rate" means, for any real property asset, the
  ------------------------------
Korpacz Real Estate Investor Survey Overall Cap Rate Average ("OAR") for real property assets of a type most similar to that of such real property asset, as then most recently published by The Korpacz Company, Inc.; or, if a new OAR has not been published for a period of 150 days, such rate as the Majority Banks, taking into consideration such factors as the location and type of such real estate asset, may establish from time to time (but no more often than once in any calendar year) as the applicable capitalization rate for a real property asset of that type.

  "Applicable Facility Fee Percentage" means, as of any date of determination,
   ----------------------------------
(i) if no Rating is then in effect, 0.20%; or (ii) effective on the first day of
                                           --
the fiscal quarter following Borrower's obtaining a Rating (or a change in the then-effective Rating) and giving written notice thereof to Agent, the Applicable Facility Fee Percentage set forth below in the definition of "Applicable Margin" opposite the then Rating (as determined in accordance with the definition of "Applicable Margin") of Borrower. As of the date of this Agreement, Borrower has obtained Ratings of (x) BBB from Standard & Poor's, (y) Baa2 from Moody's Investor's Service, and (z) BBB+ from Duff & Phelps, Inc., and the Applicable Facility Fee Percentage for the current calendar quarter is 0.15%.

  "Applicable Margin" means, as of any date of determination, (i) if no Rating
   -----------------
is then in effect, 1.35%; or (ii) effective on the first day of the fiscal
                          --
quarter following Borrower's obtaining a Rating (or a change in the then-effective Rating) and giving written notice thereof to Agent, the Applicable Margin set forth below opposite the then Rating (as hereinbelow determined) of
Borrower:

                                             Applicable
     Rating                                 Facility Fee
     (S&P/Moody's)      Applicable Margin    Percentage
     -----------------  ------------------  -------------

     A-/A3 or better           0.55%            0.10%
     BBB+/Baal                 0.60%            0.15%
     BBB/Baa2                  0.70%            0.15%
     BBB-/Baa3                 1.00%            0.20%
     below BBB-/Baa3           1.35%            0.20%

As used herein, the term "Rating" shall mean the rating of Borrower's senior long-term unsecured debt obligations, as determined by one or more Rating Agencies. If two Ratings are obtained by Borrower, then the lower Rating shall control for purposes of determining the Applicable Margin; provided, however, that if the difference between the two Ratings is greater than two levels, then Agent shall reasonably determine the average of such Ratings, which shall control (and, if such average is greater than one of the rating levels specified in the foregoing table but less than the next higher rating level, the lower of the two rating levels shall be deemed the average of the two Ratings for purposes of determining the Applicable Margin). If three or more Ratings are obtained by Borrower, then all but the two highest Ratings shall be disregarded, and the Applicable Margin shall be determined in accordance with the preceding sentence as if such two highest Ratings were the only two Ratings obtained. If Borrower shall obtain a Rating from a Rating Agency other than Standard & Poor's Corporation or Moody's Investor's Service, Inc., then Agent shall reasonably determine the rating-level equivalents of such other Rating Agency for purposes of determining the Applicable Margin in accordance with the matrix above. Based on Borrower's current Ratings, the Applicable Margin for the current calendar quarter is 0.70%.

  "Availability Period" means the period commencing on the Effective Date and
   -------------------
ending on the Maturity Date, subject to earlier termination in accordance with the provisions of the Loan Documents.

  "Bank" has the meaning specified in the introductory sentence of this
   ----
Agreement; BofA in its capacity as a lender hereunder is one of the Banks.

  "Bid Loan" means an Advance by a Bank or its Designated Bid Lender pursuant to
   --------
the Bid Loan Facility, and may be either an Absolute Rate Bid Loan or a LIBOR Bid Loan.

  "Bid Loan Facility" means the credit facility for the requesting and making of
   -----------------
Bid Loans described in Sections 1.2(c) and 1.3(b).

  "Bid Loan Rate Period" means (i) with respect to a LIBOR Bid Loan, the period,
   --------------------
commencing on the date of such LIBOR Bid Loan and ending on a date (determined by Agent in accordance with the practices of the London U.S. dollar inter-bank market) that is one, two, three or six months later, but not extending beyond the Maturity Date; and (ii) with respect to an Absolute Rate Bid Loan, commencing on the date of such Absolute Rate Bid Loan and ending on a Banking Day that is at least 14, but no more than 180 days, later (but not extending beyond the Maturity

Date), as specified by Borrower in the relevant Competitive Bid Request.

  "Bid Loan Facility Limit" means, at any time, an amount equal to fifty
   -----------------------
percent (50%) of the Maximum Loan Amount.

  "BofA" means Bank of America National Trust and Savings Association, a
   ----
national banking association.

  "Borrower Entity" means each Person, other than a Joint Venture Entity, in
   ---------------
which Borrower, directly or indirectly, has made an Investment, whether or not under GAAP the financial results of such Person are reported on a consolidated basis with the results of Borrower.

  "Borrowing"  means a borrowing hereunder consisting of Advances of the same
   ---------
type (i.e., Committed Loans, Absolute Rate Bid Loans, or LIBOR Bid Loans) made
      ----
to Borrower on the same day and (except in the case of Committed Loans accruing interest at the Reference-based Rate) having the same Rate Period or Bid Loan Rate Period, as the case may be.

  "Capital Adequacy Regulation" means any guideline or directive of any central
   ---------------------------
bank or other Governmental Authority, or any other law, rule or regulation regarding capital adequacy of a Bank or of any corporation controlling a Bank.

  "Charter Documents" means, with respect to any Person, such Person's
   -----------------
partnership agreement (if any), articles or certificate of incorporation or organization or other document required to effect the formation of such Person (including all certificates of determination or other instruments relating to the rights of preferred stockholders of such Person) (if any), by-laws (if any), and any operating agreement, management agreement or other agreement among any stockholders or other holders of any interest in such Person, in their respective capacities as such, in each case, as at any time amended or restated.

  "Co-Lender Agreement" has the meaning ascribed to it in Section 10.4.
   -------------------

  "Committed Loan" means an Advance made by the Banks pursuant to the Line of
   --------------
Credit described in Section 1.1, and shall include (i) each other Advance, initially made under the Swing Line, that is deemed converted into a Committed Loan pursuant to Section 1.2(b)(iii), (ii) except where the context otherwise requires, each Swing Line Borrowing, and (iii) each Advance consisting of the payment by Agent of a draw under a Letter of Credit.

  "Committed Loan Availability" means, at any time, the Maximum Loan Amount less
   ---------------------------
(i) the aggregate principal amount of all Bid Loans then outstanding, and (ii) the Letter of Credit Exposure.

  "Commitment" means the amount of the Line of Credit for which each Bank is
   ----------
obligated.

  "Competitive Bid" means an offer by a Bank to make a Bid Loan in response to a
   ---------------
Competitive Bid Request.

  "Competitive Bid Request" means a notice, in substantially the form of Exhibit
   -----------------------
C, requesting that the Banks submit bids for a Bid Loan.

  "Consolidated" means, with respect to any Person, that such Person's financial
   ------------
results are consolidated (or required to be consolidated) under GAAP with the financial results of Borrower.

  "Contractual Obligation", as applied to any Person, means any provision of any
   ----------------------
securities issued by that Person or any indenture, mortgage, deed of trust, lease, contract, undertaking, document or instrument to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

  "Controlled" means, as applied to any Borrower Entity or Joint Venture Entity,
   ----------
(i) that Borrower, or another Person that is Controlled by Borrower, (a) owns at least fifty percent (50%) of the outstanding equity interests in such Borrower Entity or Joint Venture Entity, and (b) serves as a managing partner, managing member, trustee or in any similar capacity, however denominated, of such Borrower Entity or Joint Venture Entity, and (ii) that Borrower, or such other Controlled Person, has discretion and authority, under such Borrower Entity's or Joint Venture Entity's Charter Documents, to cause such Borrower Entity or Joint Venture Entity to encumber or sell such Borrower Entity's or Joint Venture Entity's real property (subject, in the case of BRE Property Investors LLC, to any contractual restrictions on taxable sales or exchanges of property set forth in its Charter Documents, as in effect on the date hereof; and "Control" has a
                                                                -------
correlative meaning.

  "Controlled Funds Agreement" means an agreement in substantially the form of
   --------------------------
Exhibit H, as such agreement may at any time be amended, supplemented or replaced.

  "CPA" means Ernst & Young, LLP, any other "big six" accounting firm or another
   ---
firm of certified public accountants of national standing selected by Borrower and acceptable to the

Majority Banks.

  "Current Value Method" means, with respect to each real property asset as of
   --------------------
any date: (i) if such real property has not been operated under ownership by Borrower, a Controlled Borrower Entity or a Controlled Joint Venture Entity for at least three (3) months, or is a completed building that is part of a larger development project that remains under construction, on a cost basis, as reflected in such owner's books in accordance with GAAP; and (ii) in any other case, capitalization of the Net Operating Income for such real property for the four (4) most recent calendar quarters (or, if Borrower, a Controlled Borrower Entity or a Controlled Joint Venture Entity has owned a real property asset for less than such time period, then the annualized Net Operating Income for such real property based on the period of ownership by such Person), as certified by Borrower to Agent and the Banks, at an annual rate equal to the Applicable Capitalization Rate.

  "Debt Service" means, for the most recent three (3) month period, Interest
   ------------
Expense for such period plus scheduled or otherwise required principal
                        ----
amortization (i.e., excluding any balloon payment due at maturity) for such
              ----
period on all of Borrower's Indebtedness, determined on a consolidated basis, plus all dividends accrued during such period in respect of any and all
----
outstanding preferred shares of Borrower, whether or not declared or paid.

  "Designated Bid Lender" means a special purpose corporation, organized under
   ---------------------
the laws of the United States or any subdivision thereof, that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and that (i) shall have become a party to this Agreement and the Co-Lender Agreement pursuant to Section 11.5, and (ii) is not otherwise a Bank. References herein to a Bank's Designated Bid Lender or a Designating Bank's Designated Bid Lender mean the Designated Bid Lender party to a Designation Agreement with such Bank or Designating Bank.

  "Designating Bank" means a Bank that has entered into a Designation Agreement
   ----------------
with a Designated Bid Lender pursuant to Section 11.5.

  "Designation Agreement" means a designation agreement, in substantially the
   ---------------------
form of Exhibit E, entered into by a Bank and a Designated Bid Lender and accepted by Borrower and Agent.

  "EBITDA" means, for the most recent three (3) month period, (i) the sum of (a)
   ------
Borrower's consolidated net income as determined in accordance with GAAP, (b) depreciation and amortization expense and other non-cash items deducted on

Borrower's consolidated financial statements in determining such net income, (c) interest expense (as it appears on Borrower's consolidated income statement in accordance with GAAP), and (d) taxes imposed by any jurisdiction upon Borrower's or any Consolidated Borrower Entity's or Consolidated Joint Venture Entity's net income, absent the effect of extraordinary items or asset sales or write-ups or forgiveness of Indebtedness; minus (ii) the sum of (a) $50 per apartment unit in
                             -----
the case of a real property asset, owned by Borrower or any Consolidated Borrower Entity or Consolidated Joint Venture Entity, that is improved with an apartment project, and (b) in the case of any other real property asset owned by Borrower or any Consolidated Borrower Entity or Consolidated Joint Venture Entity, $0.125 for each rentable square foot of the improvements thereon. (All references in this Agreement to "apartment project" shall be understood to mean multi-family residential properties held for rental.)

  "Effective Date" means the date on which this Agreement has been executed and
   --------------
delivered by each of the parties hereto and the conditions precedent to the initial Advance hereunder set forth in Section 4.1 have been satisfied.

  "Eligible Assignee" means (i) a commercial bank or investment bank organized
   -----------------
under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (ii) a Person that is primarily engaged in the business of commercial banking and is an Affiliate of a Bank; and
(iii) any other Person approved by Majority Banks and Agent.

  "Event of Default" has the meaning given to it in Section 8.
   ----------------

  "Federal Funds Rate" means, for any day, the rate published by the Federal
   ------------------
Reserve Bank of New York for the preceding Banking Day as "Federal Funds (Effective)"; (or, if not published, the arithmetic mean of the rates for overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day quoted by three brokers of Federal Funds in New York City as determined by Agent).

  "Funding Date" means (i) with respect to any Advance, the date of the funding
   ------------
of such Advance, and (ii) with respect to the issuance of any Letter of Credit, the date of such issuance.

  "Funds From Operations" means, for any period, Borrower's consolidated net
   ---------------------
income (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization, and after adjustments for unconsolidated Borrower Entities and unconsolidated Joint Venture Entities. (Adjustments for unconsolidated partnerships and unconsolidated Joint Venture Entities shall be calculated to reflect funds from operations on the same basis.)

  "GAAP" means generally accepted accounting principles set forth in the
   ----
opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

  "Governmental Authority" means any government, state or other political
   ----------------------
subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any entity owned or controlled through capital ownership or otherwise by any of the foregoing.

  "Guaranty" means a guaranty of Borrower's obligations under the Loan
   --------
Documents, executed by one or more Borrower Entities or Joint Venture Entities, in substantially the form of Exhibit B.
                             ---------

  "Guarantor" means each Borrower Entity or Joint Venture Entity that is a party
   ---------
to a Guaranty.

  "Indebtedness", as applied to any Person (and without duplication), means (i)
   ------------
all indebtedness, obligations or other liabilities for borrowed money, (ii) all indebtedness, obligations or other liabilities evidenced by notes, bonds, debentures or other similar instruments, (iii) all reimbursement obligations and other liabilities with respect to letters of credit, banker's acceptances, surety bonds or similar instruments issued for such Person's account, (iv) all obligations to pay the deferred purchase price of property or services, (v) all obligations in respect of capital leases, (vi) all Accommodation Obligations, and (vii) all indebtedness, obligations or other liabilities of such Person or others secured by a Lien on any asset of such Person, whether or not such indebtedness, obligations or liabilities are assumed by, or are a personal liability of, such Person (including, without limitation, the principal amount of any assessment or similar indebtedness encumbering any asset); provided that,
                                                                  --------
in determining the amount of any Person's indebtedness under clause (ii) of this definition in respect of construction financing, only the outstanding principal amount of such construction financing (and not the unused portion of the related commitment) shall be included.

  "Indemnified Liabilities" has the meaning given in Section 2.3.
   -----------------------

  "Indemnified Person" has the meaning given in Section 2.3.
   ------------------

  "Intangible Assets" means all assets that would be classified as intangible
   -----------------
assets under GAAP, including, without limitation, goodwill, patents, trademarks, trade names, copyrights and franchises, treasury stock held by Borrower or any Consolidated Borrower Entity or Consolidated Joint Venture Entity, and deferred charges (including but not limited to unamortized debt discount and expense, organization expenses, experimental and development expenses, but excluding prepaid expenses).

  "Interest Expense" means, for any period, the total interest expense of
   ----------------
Borrower, whether paid, accrued or capitalized (including the interest component of capital leases and including interest-related costs such as amounts payable under interest rate swaps, caps or other derivatives and loan fees, to the extent that such costs are permitted to be amortized under GAAP, but excluding amounts, such as prepayment premiums and breakage fees, that are not permitted to be amortized under GAAP), for such period, determined on a consolidated basis.

  "Investment" means in the case of each Borrower Entity and Joint Venture
   ----------
Entity, Borrower's total investment therein determined on the basis of actual cost, including all equity contributions, loans, advances and guaranties or other contractual undertakings in the nature thereof, whether funded or committed.

  "Joint Venture Entity" means a Person (i) in which Borrower, directly or
   --------------------
indirectly, has made an Investment, whether or not under GAAP the financial results of such Person should be reported on a consolidated basis with those of Borrower, and (ii) which is in substance a joint venture, formed for the sole purpose of developing apartment projects, with a Person, other than an Affiliate of Borrower, that is (a) a regulated insurance company or a regulated financial institution or other Person generally recognized as an "institutional investor," in each case, that is engaged in the ordinary course of its business (directly or through wholly-owned subsidiaries) in real estate investment activities, or
(b) a wholly-owned Subsidiary of any such insurance company or other financial institution or institutional investor.

  "Lending Office" means, as to any Bank or Designated Bid Lender, the office
   --------------
specified as its Lending Office on Schedule I or as such Person may designate to Borrower and Agent.

  "Letter of Credit Documents" has the meaning given to it in Section 1.2(d).
   --------------------------

  "Letter of Credit Exposure" means, at any time, the aggregate amount remaining
   -------------------------
to be drawn under all outstanding Letters of Credit.

  "Letter of Credit Obligations" mean, collectively, all reimbursement and other
   ----------------------------
obligations of Borrower in respect of Letters of Credit.

  "Letters of Credit" means the standby letters of credit issued from time to
   -----------------
time by Agent, for the account of Borrower, pursuant to Section 1.2(d), in each case, as the same may be drawn on, advanced, replaced or modified from time to time.

  "LIBOR Auction" means a solicitation of Competitive Bids setting forth LIBOR
   -------------
Bid Margins pursuant to Section 1.3(b).

  "LIBOR Bid Loan" means a Bid Loan that bears interest at the relevant LIBOR
   --------------
Bid Margin above (or below, as the case may be) the LIBOR Rate (determined as described in the definition of "LIBOR Bid Margin").

  "LIBOR Bid Margin" means, in connection with any LIBOR Auction, a margin
   ----------------
(expressed in multiples of 1/1000th of one basis point) above or below the LIBOR Rate (determined, with respect to any LIBOR Bid Loan, in the same manner as the LIBOR Rate is determined under the Note, except based on the principal amount and Bid Loan Rate Period of the relevant LIBOR Bid Loan) offered for any Bid Loan to be made pursuant thereto.

  "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment,
   ----
deposit arrangement, security interest, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including without limitation any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement or document having similar effect (other than a financing statement filed by a "true" lessor pursuant to Section 9408 of the Uniform Commercial Code) naming the owner of the asset to which such Lien relates as debtor, under the Uniform Commercial Code or other comparable law of any jurisdiction.

  "Line of Credit" means the line of credit described in Section 1.1.
   --------------

  "Liquidity Provider" means, for any Designated Bid Lender and at any time, on
   ------------------
a collective basis, the financial
institutions that at such date are providing liquidity or credit support facilities to or for the account of such Designated Bid Lender to fund such Designated Bid Lender's obligations hereunder or to support the securities, if any, issued by such Designated Bid Lender to fund such obligations.

  "Loan" means, collectively, all Advances hereunder from time to time
   ----
outstanding under the Line of Credit.

  "Loan Documents" means this Agreement, the Note, each Guaranty, the Letter of
   --------------
Credit Documents, each Controlled Funds Agreement and all other agreements, instruments and documents (together with amendments and supplements thereto and replacements thereof) now or hereafter executed by Borrower or any Guarantor which evidence or support the obligations of Borrower in respect of the credit facilities made available to Borrower pursuant hereto.

  "Majority Banks" means, at any time, a Bank or Banks then having in excess of
   --------------
66 2/3% of the Commitments (or, if the Commitments have been terminated pursuant to the Loan Documents, holding in excess of 66 2/3% of the then aggregate unpaid principal amount of the Advances, determined as if each Designating Bank held (in addition to outstanding Committed Loans and Bid Loans made for its own account) all outstanding Bid Loans made by its Designated Bid Lender).

  "Material Adverse Effect" means, with respect to a Person, a material adverse
   -----------------------
effect upon the condition (financial or otherwise), operations, performance or properties of such Person or its ability to perform its obligations under the Loan Documents. The phrase "has a Material Adverse Effect" or "will result in a Material Adverse Effect" or words substantially similar thereto shall in all cases be intended to mean "has resulted, or will or could reasonably be anticipated to result, in a Material Adverse Effect", and the phrase "has no (or does not have a) Material Adverse Effect" or "will not result in a Material Adverse Effect" or words substantially similar thereto shall in all cases be intended to mean "does not or will not or could not reasonably be anticipated to result in a Material Adverse Effect".

  "Material Borrower Entity" means a Borrower Entity as to which either of the
   ------------------------                                      ------
following conditions exists: (i) Borrower's pro rata share of the consolidated assets of such Person (as reflected on the GAAP-prepared financial statements of such Borrower Entity) exceeds $30,000,000 at the end of any fiscal quarter, with "pro rata" share being Borrower's effective percentage ownership of such Person; or (ii) Borrower's pro rata share of such Person's consolidated net income
--
exceeds five percent (5%) of Borrower's consolidated net income for the immediately preceding four fiscal quarters, determined in accordance with GAAP.

  "Maturity Date" means, at any time, the then-effective Maturity Date under the
   -------------
Note.

  "Maximum Loan Amount" has the meaning ascribed to it in Section 1.1(a).
   -------------------

  "Net Offering Proceeds" means all cash proceeds received by Borrower as a
   ---------------------
result of the sale of common, preferred or other classes of stock in Borrower (if and only to the extent reflected in stockholders' equity on the consolidated balance sheet of Borrower prepared in accordance with GAAP), minus (i)
                                                             -----
attorneys' fees and disbursements, (ii) accountants' fees, (iii) underwriters' or placement agents' fees, discounts or commissions, (iv) brokerage, consultants' and other fees, and (v) printing, registration and related expenses, in each case, actually incurred in connection with such sale.

  "Net Operating Income" means, at any time with respect to any real property
   --------------------
asset, the cash-basis net operating income of such real property determined on a basis consistent with the operating statements provided by Borrower to Agent prior to the Effective Date, adjusted as follows: (i) by deducting, in respect of capital reserves, on an annualized basis: (a) $200 per apartment unit in the case of a real property asset improved with an apartment project, and (b) in the case of any other real property asset, $0.50 for each rentable square foot of the improvements thereon; and (ii) by deducting (to the extent not already deducted in determining such net operating income) actual management fees paid in respect of the management of such real property asset for the period in question.

  "Non-Recourse Indebtedness" means, with respect to any Person, Indebtedness of
   -------------------------
that Person with respect to which recourse to such Person for payment is contractually limited to specific assets encumbered by a Lien securing such Indebtedness. Notwithstanding the foregoing, Indebtedness of any Person shall not fail to constitute Non-Recourse Indebtedness by reason of the inclusion in any document evidencing, governing, securing or otherwise relating to such Indebtedness to the effect that such Person shall be liable, beyond the assets securing such Indebtedness, for (i) misapplied moneys, including insurance and condemnation proceeds and security deposits, (ii) liabilities (including environmental liabilities) of the holders of such Indebtedness and their affiliates to third parties, (iii) breaches of customary representations and warranties given to the holders of such Indebtedness, (iv) commission of waste with respect to any part of the collateral securing such Indebtedness, (v) recovery of rents, profits or other income attributable to the collateral securing such Indebtedness collected following a default, (vi) fraud, gross negligence or willful misconduct, and (vii) breach of any covenants regarding compliance with ERISA.

  "Note" means the Promissory Note executed by Borrower in favor of Agent
   ----
pursuant to the Existing Agreement, as at any time amended, supplemented or replaced.

  "Obligations" means all advances, debts, liabilities, obligations and
   -----------
covenants arising under any Loan Document owing by Borrower to any Bank or Designated Bid Lender, Agent or any Indemnified Person, whether absolute or contingent, due or to become due, now existing or hereafter arising.

  "Other Unencumbered Property Owner" means any Borrower Entity or Joint Venture
   ---------------------------------
Entity, other than a Guarantor, that owns Unencumbered Pool Property any portion of the value of which is included in calculating Total Real Property Market Value of Unencumbered Real Property.

  "Person" means any natural person, employee, corporation, limited partnership,
   ------
general partnership, joint stock company, limited liability company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or any other non-governmental entity, or any Governmental Authority.

  "Pro Rata Share" means, as to any Bank at any time, the percentage equivalent
   --------------
(expressed as a decimal rounded to the twelfth decimal place) at such time of such Bank's share of the Maximum Loan Amount.

  "Prudential Indebtedness" means the unsecured Indebtedness of Borrower to The
   -----------------------
Prudential Insurance Company of America in the original principal amount of $73,000,000.

  "Rating Agency" means each of Standard & Poor's Corporation, Moody's
   -------------
Investor's Service, Inc., Duff and Phelps and Fitch Investors or such other nationally recognized rating service or services as may be mutually agreed upon by Borrower and Agent, with the consent of the Majority Banks.

  "Real Property" means all improved, income-producing real property (i) owned
   -------------
in fee entirely by Borrower or by a Controlled Borrower Entity or Controlled Joint Venture Entity, and (ii) as to which at least eighty-five percent (85%) of
(a) the apartment units (in the case of real property improved with an apartment project) or (b) the net rentable square footage of the improvements thereon, in the case of all other real property, is occupied by tenants, under written leases, who have commenced paying rent. Where a real estate development project consisting of several buildings is under construction, each building, as it is completed and satisfies the requirements of the preceding clauses (i) and (ii), shall be treated as a separate "Real Property" for purposes of this definition until such time as all of the buildings included in that project have been completed. Upon completion, the project shall be treated as a whole for purposes of determining whether it qualifies as "Real Property."

  "Secured Indebtedness" means, without duplication, all Indebtedness, of
   --------------------
Borrower or any Consolidated Borrower Entity or Consolidated Joint Venture Entity, that is secured by a Lien on any real property asset.

  "Subsidiary" of a Person means any other Person of which 50% or more of the
   ----------
voting stock, membership interests or other equity interests is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.

  "Swing Line" has the meaning specified in Section 1.2(b).
   ----------

  "Swing Line Availability Period" means the period commencing on the Effective
   ------------------------------
Date and ending on the earlier of (i) the last day of the Availability Period, and (ii) the later of (A) such date as may be designated in a notice delivered to Borrower by Agent upon the written instructions (or with the written consent) of the Majority Banks, and (B) the date that is thirty (30) days after the date upon which such notice becomes effective in accordance with the notice provisions of the Loan Agreement.

  "Swing Line Borrowing" means a Borrowing effected under the Swing Line.
   --------------------

  "Swing Line Lender" means Agent acting in its capacity as the lender under the
   -----------------
Swing Line, and any successor to Agent in that capacity.

  "Tangible Net Worth" means, at any time, (i) shareholders' equity, as shown on
   ------------------
Borrower's consolidated financial statements prepared in accordance with GAAP, exclusive of minority interests, minus (ii) all Intangible Assets.
                                 -----

  "Total Assets" means, at any time, the sum of (i) the aggregate value, using
   ------------
the Current Value Method, of all Real Property owned directly by Borrower or by any Consolidated Borrower Entity or Consolidated Joint Venture Entity, plus (ii) to the extent not in excess of 15% of Total Assets, the book value (net of any applicable reserves) of all other tangible assets of Borrower as shown on its most recent quarterly financial statements prepared on a consolidated basis in accordance with GAAP.

  "Total Liabilities" means (i) all Indebtedness of Borrower, whether or not
   -----------------
such Indebtedness should be included as a liability on the balance sheet of Borrower in accordance with GAAP, plus (ii) all other liabilities of every
                                  ----
nature and kind of Borrower that should be included as liabilities on the balance sheet of Borrower in accordance with GAAP (other than minority interests), in each case, determined on a consolidated basis.

  "Total Real Property Market Value of Unencumbered Real Property" means, at any
   --------------------------------------------------------------
time, the sum of (i) the aggregate value (as determined using the Current Value Method) of all Unencumbered Real Properties owned directly by Borrower or by any Controlled Borrower Entity that is a Guarantor, plus (ii) to the extent that the aggregate contribution to Total Real Property Market Value of Unencumbered Real Property of this clause (ii) is not in excess of 10% of Total Real Property Market Value of Unencumbered Real Property, for each Other Unencumbered Property Owner, Borrower's Share of the aggregate value of all Unencumbered Real Properties owned directly by such Person (as determined using the Current Value Method).

  "Unencumbered Real Property" means all Real Property as to which (i) neither
   --------------------------
such Real Property, nor any interest in the Person owning such Real Property, is subject to any Lien (other than Liens in respect of nondelinquent real estate taxes or assessments) or to any agreement (other than this Agreement or any other Loan Document, and including any provision of such Person's charter documents) that (A) prohibits the creation of any Lien thereon as security for Indebtedness of the Person owning such Real Property; or (B) limits the Indebtedness owed to the Banks in respect of which such Real Property may be encumbered to less than the full market value (determined using the Current Value Method) of such Real Property; (ii) the Person owning such Real Property, if a Borrower Entity or a Joint Venture Entity, has no Indebtedness other than Indebtedness permitted to exist under Section 6.4(i) (whether or not such Person is a Guarantor); and (iii) no event described in Section 8.3 or Section 8.4 has occurred and is continuing with respect to the Person that owns such Real Property (and including, for purposes of this definition only, any such event with respect to a Guarantor or Other Unencumbered Property Owner, whether or not it is a Material Borrower Entity, other than a merger or liquidation of a Guarantor or Other Unencumbered Property Owner into a Material Borrower Entity or Borrower).

  "Unsecured Indebtedness" means Indebtedness of Borrower not secured by a
   ----------------------
Lien, determined on a consolidated basis.

  "Unsecured Interest Expense" means, for any period, the total interest expense
   --------------------------
of Borrower with respect to Unsecured Indebtedness (whether paid, accrued or capitalized (including the interest component of capital leases and including interest-related costs such as amounts payable under interest rate swaps, caps or other derivatives and loan fees, to the extent that such costs are permitted to be amortized under GAAP, but excluding amounts, such as prepayment premiums and breakage fees, that are not permitted to be amortized under GAAP)) for such period, determined on a consolidated basis.

1.  CREDIT FACILITIES AMOUNTS AND TERMS

    1.1  Line of Credit Amount.
         ---------------------

         (a)  Line of Credit.  During the Availability Period, the Banks will
              --------------
provide a line of credit (the "Line of Credit"; also referred to as the "Loan") to Borrower in accordance with the other provisions hereof. The amount of the Line of Credit is Four Hundred Million Dollars ($400,000,000) (the "Maximum Loan Amount"); provided that the Borrower shall have the right, upon each August 1 following the Effective Date, to reduce the Maximum Loan Amount by up to $250,000,000 in the aggregate, in increments of $10,000,000 or integral multiples of $10,000,000. Each reduction under the preceding clause (2) shall become effective on the date both of the following conditions have been satisfied:

              (i) Borrower shall have given at least ten (10) Business Days' prior written notice to Agent irrevocably and unconditionally reducing the Maximum Loan Amount, as of such August 1, in an amount equal to $10,000,000 or an integral multiple of $10,000,000 (A) that, together with all prior reductions in the Maximum Loan Amount, does not exceed $250,000,000 and (B)
                                                                         ---
     that does not cause the Maximum Loan Amount, as so reduced, to be less than twice the aggregate outstanding principal amount of all Bid Loans having Bid Loan Rate Periods extending beyond the proposed reduction date; and (C)
                                                                         ---
     that does not cause the Maximum Loan Amount, as so reduced, to be less than the sum of (1) the aggregate outstanding principal amount of all Bid Loans having Bid Loan Rate Periods extending beyond the proposed reduction date, plus (2) the Letter of Credit Exposure on the proposed reduction date; and
                                                                            ---

             (ii) if the sum of (A) the aggregate principal balance of all Advances under the Loan Documents then outstanding, plus (B) the Letter of Credit Exposure, exceeds the Maximum Loan Amount as so reduced, Borrower shall have made a voluntary prepayment of principal of the Advances in accordance with the applicable provisions of the Note and the Loan Documents, in an aggregate amount sufficient to reduce the sum of the aggregate outstanding balance of the Advances, plus the Letter of Credit Exposure, to such reduced amount of the Maximum Loan Amount or less, together with accrued and unpaid interest on the amount of such prepayment and any applicable "Prepayment Premium" payable under the Note or any other Loan Documents.

No such reduction of the Maximum Loan Amount shall relieve Borrower of any obligation in respect of any fees paid or accrued prior to the date of such reduction. Upon the effectiveness of each such reduction, all references to the "Maximum Loan Amount" shall be understood to mean and refer to a loan facility of an amount equal to $400,000,000 less the aggregate amount of the reductions in the Maximum Loan Amount that have been so effected (including by reason of prior reductions, if any).

              (b)  Revolving Credit. This is a revolving line of credit. During
                   ----------------
the Availability Period, Borrower may from time to time repay principal amounts (subject to the provisions of Exhibit B to the Note) and reborrow such principal, subject to compliance with the terms and conditions of the Loan Documents.

              (c)  Minimum Advance.  Each Advance under the Line of Credit,
                   ---------------
other than an Advance in respect of a draw under a Letter of Credit, must be for at least Five Hundred Thousand Dollars ($500,000), or for the amount of the remaining available Line of Credit if less.

              (d)  Limit.  Borrower agrees not to permit the sum of the
                   -----
aggregate principal amount of all Advances under the Loan Documents outstanding at any time, plus the Letter of Credit Exposure, to exceed the Maximum Loan Amount.

         1.2  The Credit Facilities.
              ---------------------

              (a)  Line of Credit.
                   --------------

                   (i) Subject to the terms and conditions hereof, each Bank severally agrees to fund its Pro Rata Share of each Committed Loan under the Line of Credit from time to time during the Availability Period; provided, however, that at no time shall the aggregate principal
     --------  -------
     amount of all Committed Loans then outstanding exceed the Committed Loan Availability. The proceeds of each such Advance shall be delivered to Borrower in accordance with the provisions of the Loan Documents.

                  (ii) Each of Sanwa Bank California and U.S. Bank, which is becoming a party hereto as of the Effective Date with respect to its Commitment set forth on the signature pages hereto, shall pay to Agent, for the account of the other Banks, its Pro Rata Share of the outstanding principal of the Loan as of the Effective Date. In addition, BofA shall pay to Agent, for the account of the other Banks, the amount by which BofA's Pro Rata Share of the outstanding principal of the Loan, determined immediately after the effectiveness of the increase in the Maximum Loan Amount provided for hereby, exceeds BofA's Pro Rata Share thereof, determined immediately before the effectiveness of the increase in the Maximum Loan Amount provided for hereby. Borrower and each Bank acknowledge that, as of the Effective Date and immediately after giving effect to the increase in the Maximum Loan Amount provided for hereby, the Loan, the principal amount outstanding thereunder, and each Bank's Pro Rata Share and Commitment (by dollar amount) are:

                    The Loan:                             $400,000,000

                    Total Current Outstanding Principal
                    (as of the Effective Date):           $136,000,000

                    Each Bank's Commitment and Pro Rata Share of the Loan are as set forth below its name on the signature pages hereto.

         (b)  Swing Line Subfacility.
              ----------------------

              (i) In addition to its other agreements with respect to the making of Committed Loans, the Swing Line Lender additionally agrees, on the terms and conditions of the Loan Documents (and subject to the Swing Line Lender's discretion, as provided in Section 1.2(b)(ii)(B)), to make Advances to Borrower from time to time, on a same-day basis, on Banking Days during the Swing Line Availability Period that do not fall within the last three (3) Business Days preceding a noticed reduction in the Maximum Loan Amount pursuant to Section 1.1(a), in an aggregate principal amount not exceeding at any one time the lesser of (A) (1) the Committed Loan Availability, less (2) the outstanding principal of all Committed Loans other than Swing Line Borrowings, and (B) Fifty Million Dollars ($50,000,000) (the foregoing subfacility, the "Swing Line"). The Swing Line Lender's obligation to fund Swing Line Borrowings shall be unaffected by its making of any Committed Loans or issuance of Letters of Credit, notwithstanding that the sum of the Swing Line Borrowings plus the Swing Line Lender's Pro Rata Share of the aggregate principal amount of the outstanding Committed Loans and Letter of Credit Exposure, may exceed the Swing Line Lender's Commitment.

             (ii)  Procedure.
                   ---------

                   (A) If Borrower desires to effect a Swing Line Borrowing, Borrower shall deliver to Agent, no later than 11:00 a.m. (California time) on the proposed borrowing date, a Borrowing Notice identifying the requested Borrowing as a Swing Line Borrowing and otherwise complying with the provisions of the Loan Documents relating generally to Borrowing Notices. Any Borrowing Notice received after 11:00 a.m. (California time) with respect to a requested Swing Line Borrowing shall be deemed a request for a Swing Line Borrowing to be made on the next Banking Day. Each Borrowing Notice requesting that a Swing Line Borrowing be made shall also constitute a Borrowing Notice requesting that a Committed Loan in the amount of the requested Swing Line Borrowing be made, as a Committed Loan to bear interest at the Reference-based Rate, on the date that is two (2) Banking Days after the date of such Swing Line Borrowing, the proceeds of which shall be applied (if the requested Swing Line Borrowing is made) to repayment of such Swing Line Borrowing. Each Swing Line Borrowing, and each Committed Loan made pursuant to the related Borrowing Notice, shall bear interest at the Reference-based Rate.

                   (B) If Agent, acting in its capacity as the Swing Line Lender, elects, in its sole and absolute discretion, to make the requested Swing Line Borrowing (but subject to the limits set forth in Section 1.2(b)(i) and to the requirement that the requested Funding Date fall within the Swing Line Availability Period but not within the last three (3) Business Days preceding a noticed reduction in the Maximum Loan Amount pursuant to Section 1.1(a)), and if all other conditions precedent to the making of Committed Loans generally, are then satisfied, Agent shall (a) notify Borrower that it has elected to make the requested Swing Line Borrowing, and (b) disburse the proceeds of such Swing Line Borrowing in accordance with provisions of this Agreement generally applicable to the disbursement of Advances. The other Banks shall have no obligation to fund their respective Pro Rata Shares of any Swing Line Borrowing, and Agent alone (as the Swing Line Lender) shall fund all Swing Line Borrowings.

            (iii)  Effect of Swing Line Borrowings on Obligations of Banks.
                   -------------------------------------------------------

                   (A) Each Bank shall (subject to the limitation that no Bank shall be required to fund any Committed Loan that would cause its Committed Loans, plus its Pro Rata Share of the Letter of Credit Exposure, to exceed such Bank's Commitment), pay to the Swing Line Lender, on the date that is two (2) Banking Days after the date of any Swing Line Borrowing, in immediately available funds and otherwise as provided in the Loan Documents or the Co-Lender Agreement (as defined below), as applicable, such Bank's Pro Rata Share of the principal amount of such Swing Line Borrowing, irrespective of the existence of any Event of Default or event that, with the giving of notice or passage of time, or both, would constitute an Event of Default, and without regard to whether or not on such date the other conditions precedent to Committed Loans are satisfied. Upon such funding, each Bank shall be deemed (1) if the conditions precedent to the making of Committed Loans are in fact satisfied as of such date, to have made an Advance to Borrower in a principal amount equal to such Bank's Pro Rata Share of such Swing Line Borrowing, or (2) in any other event, to have acquired from the Swing Line Lender (and the Swing Line Lender shall be deemed to have assigned to each such Bank) a percentage interest in such Swing Line Borrowing equal to such Bank's Pro Rata Share thereof. For purposes of determining the availability of Swing Line Borrowings or Committed Loans, such Swing Line Borrowing shall thereafter be deemed a Committed Loan, and no longer a Swing Line Borrowing.

                   (B) Each Bank's obligation to fund (and, if applicable, to purchase from the Swing Line Lender) its Pro Rata Share of a Swing Line Borrowing pursuant to this Section 1.2(b) shall be absolute and unconditional under any and all circumstances (including, without limitation, irrespective of any intervening bankruptcy of Borrower or acceleration of the Loan). It is not the parties' intent that the obligations of the Banks under this Section 1.2(b) constitute guaranties or obligations of suretyship. If and to the extent, however, that the obligations of any Bank under this Section 1.2(b) are determined to be those of a guarantor or surety, such Bank, with full knowledge of the consequences thereof, hereby expressly waives the benefit of each and every right or defense of a guarantor or surety the effect of which would relieve such Bank of all or any portion of its obligations under this Section 1.2(b). In the event that any Bank fails to pay to the Swing Line Lender when due any amount it is required to fund under this Section 1.2(b), such Bank and Borrower severally agree to pay to Agent, on demand, the amount such Bank has failed to so pay, together with interest thereon for each day from the date on which such payment was due until the date such amount is repaid to Agent, at (1) in the case of Borrower, the Reference-based Rate, or (2) in the case of such Bank, the Federal Funds Rate. Any such repayment by Borrower shall be without prejudice to any rights it may have against the Bank that has failed to pay when due any such amount.

              (c)  Bid Loan Facility.
                   -----------------

                   (i) In addition to its agreement to make Committed Loans under the Line of Credit, each Bank severally agrees that, subject to the conditions that at the time of Borrower's submission of the relevant Competitive Bid Request (X) Borrower's Rating (as determined for purposes of the definition of "Applicable Margin") is at least BBB/Baa2 or the equivalent, and (Y) no Event of Default or event that, with the giving of notice or the lapse of time, or both, has occurred and is continuing, Borrower may, in accordance with this Section 1.2(c) and the other relevant provisions of the Loan Documents, from time to time request that the Banks, during the Availability Period, submit offers to make Bid Loans to Borrower; provided, however, that the Banks may, but shall not be
               --------  -------
     obligated to, submit such offers, and Borrower may, but shall not be obligated to, accept any such offers; and provided further that (A) at no
                                               -------- -------
     time shall the aggregate principal amount of all Advances (whether Committed Loans or Bid Loans) at any time outstanding exceed the Maximum Loan Amount; (B) at no time shall the aggregate principal amount of all Bid Loans exceed the Bid Loan Facility Limit; and (C) at no time may the number of Bid Loan Rate Periods then outstanding plus the number of Rate Periods for Committed Loans then outstanding exceed eight. The obligation of a Bank to fund its Pro Rata Share of Committed Loans shall be unaffected by its (or its Designated Bid Lender's) making of any Bid Loans, notwithstanding that the sum of such Bank's Pro Rata Share of the aggregate principal amount of the outstanding Committed Loans, plus the aggregate amount of such Bank's (and its Designated Bid Lender's) outstanding Bid Loans, may exceed such Bank's Commitment.

                  (ii) Each Bid Loan shall mature on the last day of the Bid Loan Rate Period applicable thereto. On the last day of each Bid Loan Rate Period, Borrower shall pay to Agent, for the respective accounts of the Banks and Designated Bid Lenders making Bid Loans maturing thereon, the full amount of the principal of, and accrued and unpaid interest on, each Bid Loan ending thereon. Borrower's failure to pay such amount in full on such date shall constitute an Event of Default without notice or right to cure.

              (d)  Letters of Credit.
                   -----------------

                   (i) Subject to the terms and conditions set forth in this Agreement, at any time and from time to time prior to the date that is six
     (6) months prior to the then applicable Maturity Date, Agent shall issue such Letters of Credit (or amend or otherwise modify an existing Letter of Credit) for the account of Borrower as Borrower may request, provided that
                                                                  -------- ----
     (A) upon issuance of any such Letter of Credit: (1) the sum of the aggregate outstanding principal amount of all Committed Loans plus the Letter of Credit Exposure shall not exceed the Maximum Loan Amount less the aggregate principal amount of all Bid Loans then outstanding; (2) the Letter of Credit Exposure shall not exceed the lesser of (a) the Maximum Loan Amount less the aggregate principal amount of all other Advances then outstanding, and (b) $15,000,000; and (3) (a) the stated expiration date of any Letter of Credit (including any automatic extension or renewal clause) shall not be later than the earlier of (i) the Maturity Date, and (ii) the date that is twelve (12) months after its date of issuance; and (b) no Letter of Credit shall be issued for an initial face amount of less than $500,000. Unless the context otherwise requires: (x) all references herein to "the outstanding principal balance of the Committed Loans" or similar references shall be deemed to include, for all purposes, the Letter of Credit Exposure; and (y) each reference herein to a "Committed Loan" or an "Advance" shall include both the issuance of a Letter of Credit and (except with respect to conditions precedent to Advances) the payment of any draw thereunder by Agent, as appropriate.

                  (ii) Borrower shall deliver to Agent a duly executed request for Letter of Credit not later than 9:00 A.M. (San Francisco time), at least three (3) Business Days prior to the date upon which the requested Letter of Credit is to be issued. Borrower shall further execute and deliver to Agent such additional instruments and documents as Agent may require, in conformity with the then standard practices of Agent's letter of credit department, in connection with the issuance of such Letter of Credit (collectively, the "Letter of Credit Documents").
                                --------------------------

                 (iii) Agent shall, if it approves of the content of the request for a Letter of Credit, and subject to the conditions set forth in
     Section 4.2, issue the Letter of Credit on or before 2:00 P.M. (San Francisco time), on or before the day three (3) Business Days following receipt of the documents last due pursuant to the preceding paragraph (ii). Promptly following issuance of a Letter of Credit,

     Agent shall deliver it to Borrower's offices.

              (iv) (A) If and to the extent that any amounts are drawn under any Letter of Credit, the amount so drawn shall be considered a Committed Loan for all purposes hereunder as of the date of such draw, the proceeds of which were applied to reimburse Agent for the payment made by it under the Letter of Credit and bearing interest at the Reference-based Rate. Upon receipt by Agent of a draw request under any Letter of Credit, Agent shall promptly notify Borrower, and each Bank, of such drawing and of the date on which such drawing is proposed to be paid, and (in the case of a notice to a Bank) of the amount (and such Bank's Pro Rata Share) thereof. Each Bank shall (subject to the limitation that no Bank shall be required to fund any Committed Loan that would cause its Committed Loans, plus its Pro Rata Share of any remaining Letter of Credit Exposure, to exceed such Bank's Commitment), pay to Agent, no later than 11:00 A.M. (San Francisco time) on the date Agent pays any draw under a Letter of Credit, in immediately available funds and otherwise as provided in the Loan Documents or the Co-Lender Agreement, as applicable, such Bank's Pro Rata Share of the principal amount of such drawing, irrespective of the existence of any Event of Default or event that, with the giving of notice or passage of time, or both, would constitute an Event of Default, and without regard to whether or not on such date the other conditions precedent to Committed Loans are satisfied. Upon such funding, each Bank shall be deemed (1) if the conditions precedent to the making of Committed Loans are in fact satisfied as of such date, to have made an Advance to Borrower in a principal amount equal to such Bank's Pro Rata Share of such drawing, or
     (2) in any other event, to have acquired from Agent (and Agent shall be deemed to have assigned to each such Bank) a percentage interest in such drawing equal to such Bank's Pro Rata Share thereof. For purposes of determining the availability of Letters of Credit or Committed Loans, such drawing shall thereafter be deemed a Committed Loan, and no longer part of the Letter of Credit Exposure.

                   (B) Each Bank's obligation to fund (and, if applicable, to purchase from Agent) its Pro Rata Share of a drawing under a Letter of Credit pursuant to this Section 1.2(d) shall be absolute and unconditional under any and all circumstances (including, without limitation, irrespective of any intervening bankruptcy of Borrower or acceleration of the Loan). It is not the parties' intent that the obligations of the Banks under this Section 1.2(d) constitute guaranties or obligations of suretyship. If and to the extent, however, that the obligations of any Bank under this Section 1.2(d) are determined to be those of a guarantor or surety, such Bank, with full knowledge of the consequences thereof, hereby expressly waives the benefit of each and every right or defense of a guarantor or surety the effect of which would relieve such Bank of all or any portion of its obligations under this Section 1.2(d). In the event that any Bank fails to pay to Agent when due any amount it is required to fund under this Section 1.2(d), such Bank and Borrower severally agree to pay to Agent, on demand, the amount such Bank has failed to so pay, together with interest thereon for each day from the date on which such payment was due until the date such amount is repaid to Agent, at (1) in the case of Borrower, the Reference-based Rate, or (2) in the case of such Bank, the Federal Funds Rate. Any such repayment by Borrower shall be without prejudice to any rights it may have against the Bank that has failed to pay when due any such amount.

              (v) (A) No later than the Maturity Date (or the earlier acceleration of the Loan or termination of the Commitments prior to the expiration of all Letters of Credit), Borrower shall immediately make provision satisfactory to Agent for the full collateralization, by cash or cash equivalent, of all such outstanding Letters of Credit, such provision to include, but not be limited to, (1) the deposit by Borrower with Agent of cash or cash equivalents, in an amount equal to the aggregate Letter of Credit Exposure, to be held by Agent as collateral for the Obligations of Borrower with respect to the Letters of Credit, and (2) the execution and delivery by Borrower of a Controlled Funds Agreement with respect to such cash collateral.

                   (B) Upon the failure of Borrower to comply with the requirements of the foregoing subparagraph (A), such portion of the Letter of Credit Exposure as to which Borrower has failed to comply shall be deemed to be immediately due and payable.

             (vi) The issuance of any supplement, modification, amendment, renewal or extension to or of any Letter of Credit shall be treated in all respects the same as the issuance of a new Letter of Credit.

            (vii) Borrower assumes all risks as to the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither Agent nor any of its officers or directors shall be liable or responsible for, nor shall Borrower's obligations hereunder in respect of any Letter of Credit be impaired as a result of:

                   (A) any lack of validity or enforceability of any Letter of Credit or any Letter of Credit Document;

                   (B) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith;

                   (C) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                   (D) the existence of any claim, set-off, defense or other right that Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), Agent or any other Person, whether in connection with the transactions contemplated by the Letter of Credit Documents or any unrelated transaction;

                   (E) payment by Agent against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or

                   (F) any other circumstance whatsoever in making or failing to make payment under any Letter of Credit.

In furtherance and not in limitation of the foregoing, Agent may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary. Notwithstanding the foregoing, Borrower may have a claim against Agent, and Agent may be liable to Borrower, to the extent of any direct (as opposed to consequential or exemplary) damages suffered by Borrower caused by Agent's wilful misconduct or gross negligence.

         (e)  Certain General Provisions.
              --------------------------

              (i) Each Bank acquiring an interest in the Committed Loans shall become vested with its Pro Rata Share of Committed Loans upon execution and delivery of the required documents and upon payment of its Pro Rata Share of the principal balance of the outstanding Committed Loans and any other fees, costs or expenses due hereunder or pursuant to another agreement. Upon such payment, the respective interests of each Bank in the Loan Documents and the other rights and claims with respect to the Line of Credit shall be of equal priority with one another, except as otherwise expressly provided.

             (ii)  A complete set of Loan Documents shall be held by Agent.

            (iii) No Bank other than a Bank that is also Agent, and no Designated Bid Lender, shall have any interest in any (A) property taken as security for any other loan or financial accommodation made or furnished to Borrower by Agent (in which such Bank or Designated Bid Lender has not acquired an interest); (B) property now or hereafter in Agent's possession or under Agent's control other than by reason of the Loan Documents; or (C) deposits which may be or might become security for Borrower's Obligations by reason of the general description contained in any instrument not a Loan Document held by Agent or by reason of any right of setoff, counterclaim, banker's lien or otherwise. If, however, such property shall actually be applied to the payment of amounts owing by Borrower in connection with the Advances, then each Bank and Designated Bid Lender shall be entitled to a pro rata share, if any, of such application to amounts due in connection with the Advances, based on the ratio of the outstanding principal amount of all Advances made by such Bank (whether under the Line of Credit or the Bid Loan Facility) or Designated Bid Lender to the outstanding principal amount of all Advances.

             (iv) All the parties agree that, except as may be otherwise expressly provided, all of the interest rates for the Advances are those of and are calculated in accordance with the requirements and any applicable assessments of Agent, regardless of which Bank or Designated Bid Lender is making an Advance or receiving a payment thereon.

              (v) If, at any time or for any reason whatsoever, (A) the sum of the aggregate principal amount of all outstanding Committed Loans shall exceed the Committed Loan Availability, or (B) the aggregate amount of all outstanding Bid Loans shall exceed the Bid Loan Facility Limit, or (C) the aggregate amount of all outstanding Advances (whether Committed Loans or Bid Loans), plus the Letter of Credit Exposure, shall exceed the Maximum Loan Amount, then Borrower shall immediately pay to the Banks (for their own account and for the accounts of their respective Designated Bid Lenders, as applicable, to be applied to repayment of the affected Advances in such order as Agent may determine, in its sole discretion), the amount of such excess (or, if less, the outstanding principal of all affected Advances).

     1.3  Procedure for Borrowing.
          -----------------------

          (a)  Committed Loans.
               ---------------

               (i) Each Borrowing under the Line of Credit shall be made upon Borrower's irrevocable written notice delivered to Agent in accordance with
     Section 3.1.

              (ii) Agent will promptly notify each Bank of (A) any election of a LIBOR Alternative Rate by Borrower pursuant to the provisions of Exhibit A to the Note and of the amount of such Bank's Pro Rata Share of the principal of the Loan with respect to which such election has been made, and (B) any Notice of Borrowing and of the amount of such Bank's Pro Rata Share of that Borrowing. With respect to a Notice of Borrowing, the Banks, acting through Agent, shall disburse the requested Advance as provided in the Loan Agreement.

          (b)  Bid Loans.
               ---------

               (i) When Borrower desires to effect a Borrowing (or Borrowings) consisting of one or more Bid Loans, but not more often than twice in any calendar month, Borrower shall notify Agent by telephone, followed promptly by facsimile of a Competitive Bid Request in the form of Exhibit C (to be received no later than 10:00 a.m., San Francisco time, (x) in the case of a LIBOR Auction, four Banking Days prior to the date of the proposed Borrowing(s), or (y) in the case of an Absolute Rate Auction, two Banking Days prior to the date of the proposed Borrowing(s)), specifying (among the other information required by Exhibit C):

                    (A) the date of such Borrowing(s), which shall be a Banking Day;

                    (B) the aggregate amount of such Borrowing(s), which shall be in an amount (subject to the limitations set forth in other provisions of the Loan Documents) equal to $10,000,000 or an integral multiple of $1,000,000 in excess thereof;

                    (C) whether the requested Borrowing(s) is/are to be made as either (1) one or more LIBOR Bid Loans or (2) one or more Absolute Rate Bid Loans; and

                    (D) the duration of the requested Bid Loan Rate Period (subject to the limitations that Borrower may request no more than three Bid Loan Rate Periods in any single Competitive Bid Request and that each Bid Loan Rate

     Period must relate to at least $5,000,000 in principal) and, if more than one Bid Loan Rate Period is requested, the requested principal amount of the related Borrowing.

     Borrower's right to request Competitive Bids for LIBOR Bid Loans, and each Bank's or Designated Bid Lender's obligation to fund any LIBOR Bid Loan pursuant to any Competitive Bid accepted by Borrower, shall be subject in all respects to the provisions of Section 2.2(d) of Exhibit A to the Note, applied as if each reference therein to the "LIBOR Alternative" referred as well to LIBOR Bid Loans.

              (ii) Upon receipt of a Competitive Bid Request, Agent shall promptly send a copy thereof to each of the Banks by facsimile, attaching thereto notice of the date and time by which responses must be received in order to be considered by Borrower. The Competitive Bid Request shall not constitute an offer by Borrower, but merely an invitation to the Banks to submit Competitive Bids with respect to the requested Borrowing(s).

             (iii) (A) Each Bank may, in its discretion, submit a Competitive Bid containing an offer or offers to make Bid Loans in response to any Competitive Bid Request. Each Competitive Bid must comply with the provisions of this Section 1.3(b)(iii) and must be submitted to Agent (or, in the case of a Competitive Bid being submitted by Agent in its capacity as a Bank, to Borrower), by facsimile, no later than 6:30 a.m. (or, in the case of a Competitive Bid by Agent, 6:15 a.m.), San Francisco time, (1) in the case of a LIBOR Auction, three Banking Days prior to the date of the proposed Borrowing(s), or (2) in the case of an Absolute Rate Auction, on the date of the proposed Borrowing(s). Each Competitive Bid so submitted (subject only to the provisions of Section 2.2(d) of Exhibit A to the Note, as described above, and to the satisfaction of all conditions precedent to the requested Advance) shall be irrevocable, unless Borrower otherwise agrees in writing.

                    (B) Each Competitive Bid shall be in substantially the form of Exhibit D hereto, shall identify the submitting Bank and the date of the proposed Borrowing(s) specified in the Competitive Bid Request to which the submitting Bank is responding and shall specify:

                         (1) the principal amount of each Bid Loan for which the Competitive Bid is being made (which shall not be limited by the submitting Bank's Commitment, but which shall be in an amount, no greater than the amount of the requested Borrowing, equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof); and

                         (2) (a) in the case of a LIBOR Auction, the LIBOR Bid Margin offered by the submitting Bank, or (b) in the case of an Absolute Rate Auction, the Absolute Rate offered by the submitting Bank.

     A Competitive Bid may include up to three separate offers by the submitting Bank with respect to each Bid Loan Rate Period specified in the Competitive Bid Request to which it responds. Any Competitive Bid that (X) does not include all the information required by this Section 1.3(b)(iii)(B), (Y) contains language that qualifies or conditions the submitting Bank's offer to make the Bid Loan(s) described therein or proposes terms other than (or in addition to) the terms proposed in the relevant Competitive Bid Request other than to set an aggregate limit on the principal amount of Bid Loans
     ----- ----
     for which offers being made by the submitting Bank may be accepted, or (Z) is received by Agent (or Borrower, as applicable) after the time set forth in Section 1.3(b)(ii)(A) (unless amended to bring it into compliance prior to the time set forth in Section 1.3(b)(ii)(A)), shall be disregarded.

              (iv) Promptly upon receipt, but not later than 7:00 a.m. on the date by which Competitive Bids are required to have been submitted with respect to a Competitive Bid Request, Agent shall notify Borrower of (A) the terms of each Competitive Bid (other than one that is to be disregarded as described above) received in response to the Competitive Bid Request, and (B) (1) the aggregate principal amount of Bid Loans for which Competitive Bids have been received for each Rate Period requested in the Competitive Bid Request, and (2) the respective principal amounts and LIBOR Bid Margins or Absolute Rates, as the case may be, so offered.

               (v) No later than 7:30 a.m. on the date by which Competitive Bids are required to have been submitted with respect to a Competitive Bid Request, Borrower shall notify Agent of its acceptance or rejection of the offers notified to it as provided in Section 1.3(b)(iv). Borrower shall have no obligation to accept any such offer, and may choose to reject all of them. If Borrower has failed to timely notify Agent of its acceptance or rejection of any one or more offers by the time specified in the preceding sentence, Borrower shall be deemed to have rejected such offer(s). Borrower may accept any Competitive Bid (other than one that is to be disregarded as provided above) in whole or in part, provided that:
                                          -------- ----

                    (A)  the aggregate principal amount of
     the Competitive Bids so accepted may not exceed the aggregate amount of the Borrowing(s) requested in the relevant Competitive Bid Request;

                    (B) (1) subject to the provisions set forth below with respect to multiple offers at the same LIBOR Bid Margin or Absolute Rate, the principal amount of each accepted Competitive Bid must be in an amount equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof, and (2) Competitive Bids must be accepted with respect to an aggregate principal amount of at least $10,000,000; and

                    (C) with respect to each Bid Loan Rate Period for which Competitive Bids were requested, Borrower may accept offers solely on the basis of ascending LIBOR Bid Margins or Absolute Rates, as the case may be (provided that Borrower may, to the extent necessary to comply with the preceding paragraph (B) or to accept offers in an aggregate principal amount equal to the aggregate amount of the Borrowing(s) requested in the relevant Competitive Bid Request, accept only part of an offer at a particular LIBOR Bid Margin or Absolute Rate and accept all or part of one or more offers at a higher LIBOR Bid Margin or Absolute Rate).

     If Borrower chooses to accept one or more offers, Borrower's notice to Agent shall specify the aggregate principal amount of offers with respect to each requested Bid Loan Rate Period that it chooses to accept. If two or more Banks offer the same LIBOR Bid Margin or Absolute Rate for an aggregate principal amount greater than the amount for which such offers were requested with respect to any requested Bid Loan Rate Period, then, notwithstanding that in all other cases no Bid Loan may be made in an amount less than $5,000,000, Agent shall allocate the principal amount of the affected Bid Loan among such Banks as nearly as possible (in such multiples, not less than $1,000,000, as Agent may deem appropriate) in proportion to the aggregate principal amounts to which their respective offers related. Agent's allocation, in the absence of manifest error, shall be conclusive.

              (vi) Agent shall promptly notify each Bank having submitted a Competitive Bid whether its offer has been accepted and, if its offer has been accepted, of the amount of the Bid Loan(s) to be made by it (or its Designated Bid Lender) on the date of the relevant Borrowing(s). Each Bid Loan shall bear interest, from and including the date it is made to but excluding the last day of the Bid Loan Rate Period applicable thereto, at a rate per annum equal to (A) in the case of an Absolute Rate Bid

     Loan, the Absolute Rate specified by the Bank making (or whose Designated Bid Lender makes) such Absolute Rate Bid Loan in its accepted Competitive Bid, and (B) in the case of a LIBOR Bid Loan, the sum of (1) the LIBOR Bid Margin specified by the Bank making (or whose Designated Bid Lender makes) such LIBOR Bid Loan in its accepted Competitive Bid, plus (2) the LIBOR Rate (determined in the same manner as the LIBOR Rate is determined under the Note, except based on the principal amount and Bid Loan Rate Period of such LIBOR Bid Loan).

             (vii) Upon the request of any Bank, Agent shall notify such Bank, following a Borrowing of one or more Bid Loans, of the ranges of bids submitted and the highest and lowest bids accepted for each Bid Loan Rate Period requested by Borrower and of the aggregate amount of the Bid Loans made pursuant to such Borrowing. From time to time, Borrower and the Banks (for themselves and for their respective Designated Bid Lenders) shall furnish such information to Agent as Agent may reasonably request relating to the Bid Loans, including the amounts, interest rates, dates of Borrowing and last days of the applicable Bid Loan Rate Periods, for the purpose of enabling Agent to allocate amounts received from Borrower to payment of amounts due and owing under the Loan Documents.

            (viii) All notices or other communications required or desired to be delivered by Borrower pursuant to this Section 1.3(b) shall be given by an individual authorized to do so pursuant to Section 3.9 of Exhibit A to the Note in a writing delivered to Agent by Borrower pursuant thereto.

              (ix) Any Bid Loan that would otherwise be made by a Bank that is a Designating Bank may from time to time be made by its Designated Bid Lender, in such Designated Bid Lender's sole discretion. Nothing herein shall constitute a commitment to make Bid Loans by such Designated Bid Lender; provided, however, if such Designating Bank's Designated Bid
             --------  -------
     Lender elects not to, or fails to, make any such Bid Loan, for any reason whatsoever, such Designating Bank shall make such Bid Loan pursuant to the terms hereof, it being the obligation of each Designating Bank to make each Bid Loan with respect to a Competitive Bid submitted by such Designating Bank and accepted by Borrower, in whole or in part, pursuant hereto, except to the extent that such Bid Loan is in fact funded by its Designated Bid Lender.

         (c)  Certain General Provisions.
              --------------------------

              (i) (A) Each Bank shall make the aggregate amount of its Pro Rata Share of each Committed Loan,

                  (B) each Bank having a Competitive Bid accepted will make the aggregate amount of the Bid Loan(s) with respect to which its Competitive Bid was accepted, and

                  (C) each Designated Bid Lender electing to fund one or more Bid Loans that would otherwise have been made by its Designating Bank with respect to an accepted Competitive Bid (or, if such Designated Bid Lender fails to do so, its Designating Bank) will make the aggregate amount of such Bid Loan(s), available to Agent for the account of Borrower at Agent's Payment Office by 11:00 a.m. (San Francisco time) on the date of the relevant Borrowing and in funds immediately available to Agent. The proceeds of all such Advances will then be made available to Borrower by Agent by wire transfer in accordance with written instructions provided to Agent by Borrower. If any Bid Loan is funded by a Designated Bid Lender, its Designating Bank shall provide Agent with notice to that effect on the date of such Borrowing.

             (ii) Unless Agent receives notice from any Bank at least one Banking Day prior to the date of a Borrowing that such Bank (or such Bank's Designated Bid Lender, in the case of a Bid Loan) will not make available to Agent when required (A) its Pro Rata Share of the Committed Loan to be made thereon, or (B) the amount of the Bid Loans to be made by such Bank (or its Designated Bid Lender) thereon, as the case may be, Agent may assume that such Bank (or, if applicable, its Designated Bid Lender) has made such amount available to Agent in immediately available funds on the date of such Borrowing.

            (iii) The failure of any Bank or Designated Bid Lender to make available to Agent any amount it is required to make so available in respect of any Borrowing shall not relieve any other Bank or Designated Bid Lender of any obligation hereunder to make an Advance on the date of such Borrowing, but, except to the extent expressly provided (A) in Section 1.3(b)(ix) with respect to the obligation of any Designating Bank to fund Bid Loans that are not funded by its Designated Bid Lender or (B) in
     Section 11.5(b), no Bank or Designated Bid Lender shall be responsible for the failure of any other Bank or Designated Bid Lender to make any amount so available.

     1.4  Interest Rates.
          --------------

          (a) The Note sets forth certain provisions regarding the interest rates and certain other terms and conditions applicable to the credit facilities provided pursuant to the Loan Documents. Borrower may elect interest rates applicable to the Committed Loans in accordance with the requirements, terms and conditions set forth in the Note upon irrevocable written notice to Agent to be received by Agent on the appropriate day not later than 9:30 a.m. (San Francisco time). Interest rates applicable to Bid Loans are subject to the provisions of
Section 1.3(b)(vi).

          (b) Agent will promptly notify each Bank of receipt of an election of the Contract Rate. If no timely notice is provided by Borrower, Agent will promptly notify each Bank of any automatic conversion to the Reference-based Rate. All rate elections and conversions with respect to Committed Loans shall be made ratably according to the respective outstanding principal amounts of the Committed Loan held by each Bank with respect to which the notice was given.

     1.5  Prepayments.
          -----------
          (a) In the event Borrower elects to prepay the Committed Loans in whole or in part in accordance with the Loan Documents, Agent will promptly notify each Bank of such notice and of each Bank's Pro Rata Share of such prepayment.

          (b) Notwithstanding any other provision of this Agreement or of any other Loan Document, Borrower shall have no right to prepay any Bid Loan prior to the last day of the applicable Bid Loan Rate Period.

          (c) In the event of any prepayment by Borrower of a Bid Loan prior to the last day of the Bid Loan Rate Period applicable thereto (by reason of acceleration or for any other reason), Borrower shall pay to each Bank holding an interest therein, or whose Designated Bid Lender holds an interest therein, a prepayment premium equal to the sum of

               (i)  $250; and

              (ii) the sum of such losses and expenses as such Bank or its Designated Bid Lender, as applicable, may incur by reason of such prepayment, including without limitation any losses or expenses incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after such prepayment.

The prepayment premium provided for herein shall be due and payable not later than fifteen (15) days after delivery to Borrower, by or on behalf of the affected Bank or Designated Bid

Lender, of a demand for payment accompanied by a calculation, in reasonable detail, of such losses and expenses, which shall be conclusive in the absence of manifest error.

          (d) Each of the waivers and acknowledgments of Borrower set forth in Paragraphs 4 and 5 of Exhibit B to the Note shall apply to Borrower's covenants set forth in this Section 1.5 as if set forth herein.

     1.6  Usury.
          -----

          If a court ultimately determines that the Loan (or any Advance) violates applicable usury law, then (a) Borrower shall not be required to pay to or for the account of any Bank or Designated Bid Lender interest on the Loan (or such Advance) at a rate in excess of the maximum rate that may be lawfully charged under applicable law; and (b) in the event that any Bank or Designated Bid Lender shall collect interest or other monies which are deemed to constitute interest which would increase the effective interest rate on the Loan (or any Advance) to a rate in excess of that permitted by applicable law, such excess interest shall, at the option of said Bank or Designated Bid Lender, be returned to Borrower or credited against the principal balance of the Loan (or such Advance) then outstanding; (c) provided, however, that if a usury law applies to one or more but not all Banks and Designated Bid Lenders, then the Banks and Designated Bid Lenders not affected by the usury law shall be entitled to the full amount of interest from Borrower under the Loan Documents even though other Banks or Designated Bid Lenders may receive or retain less due to the usury law.

  1.7  Increased Costs and Reduction of Return.
       ---------------------------------------

       If any Bank shall have determined that a change in or compliance with any Capital Adequacy Regulation affects the amount of capital required to be maintained by the Bank, or by any Person controlling the Bank, and such Bank determines that the amount of such required capital is increased as a consequence of the Line of Credit or other obligations under the Loan Documents taking into consideration such Bank's or controlling Person's policies with respect to capital adequacy and desired return on capital, then, upon demand of such Bank to Borrower through Agent, Borrower shall pay to the Bank an additional amount sufficient to compensate the Bank for such increase.

2.  FEES, EXPENSES

    2.1  Fees; Indemnities.
         -----------------

         (a)  Facility Fee.  Borrower agrees to pay, in quarterly installments,
              ------------
in arrears, a facility fee in an amount equal to one quarter of the Applicable Facility Fee Percentage of the Maximum Loan Amount as of the Effective Date, as of the first day of each calendar quarter thereafter during the term hereof and as of the last day of the Availability Period (prorated for partial quarters on the basis of a year of 360 days for the actual number of days elapsed). This fee shall be due and payable not later than fifteen (15) days following the rendering of an invoice therefor by Agent.

         (b)  Letter of Credit Fees.  As additional consideration for the
              ---------------------
issuance, extension or renewal of Letters of Credit pursuant to Section 1.2(d), Borrower agrees to pay to Agent, for the ratable account of the Banks, a Letter of Credit fee equal to (i) the Applicable Margin times (ii) the face amount of such Letter of Credit, payable upon issuance (and, in the event of any extension or renewal of a Letter of Credit, upon such extension or renewal), pro rated for periods of less than twelve months on the basis of a year of 360 days and for the actual number of days elapsed. In addition, Borrower shall pay Agent all processing, administrative, transfer, amendment and issuance of standby letters of credit.

         (c)  Agency Fee.  Borrower shall pay an agency fee to Agent for
              ----------
Agent's own account, as set forth in a separate letter understanding between Agent and Borrower.

         (d)  Auction Fee.  Together with Borrower's submission of each
              -----------
Competitive Bid Request, Borrower shall pay to Agent an auction fee in the amount of $2,500, which fee shall be fully earned and nonrefundable upon Agent's transmittal of the Competitive Bid Request to the Banks, regardless of whether the request is subsequently cancelled by Borrower, any Bid Loans are made by any Bank or Designated Bid Lender in response thereto or any Competitive Bids are accepted by Borrower.

         (e)  Other Fees.  Borrower shall pay to Agent, for Agent's own
              ----------
account, a commitment fee and arrangement fee as set forth in a separate letter understanding between Borrower and Agent.

    2.2  Costs and Expenses.
         ------------------

         Borrower shall:

         (a) pay or reimburse Agent within five Banking Days after demand for all costs and expenses (including legal fees) incurred by it in connection with the preparation, administration and execution of any Loan Document and any amendment, supplement, waiver or modification and any other documents prepared in connection herewith or therewith, (whether or not the particular Loan, transaction or document is consummated), including reasonable legal fees incurred by BofA (including as Agent) with respect thereto; and

         (b) pay or reimburse Agent and each Bank within five Banking Days after demand for all costs and expenses (including legal fees) incurred by them in connection with the enforcement or preservation of any rights or remedies under any Loan Document with respect to an Event of Default (including any "workout" or restructuring of all or any portion of the Obligations and any Insolvency Proceeding, judicial proceeding or arbitration).

    2.3  Indemnification by Borrower.
         ---------------------------

         (a) Borrower shall indemnify, defend and hold Agent-Related Persons and each Bank, and each of their respective officers, directors, employees and agents (each, an "Indemnified Person") harmless from and against:

              (i) any and all liabilities, obligations, losses, damages, actions, judgments, costs and expenses (including legal fees) which may be incurred by or asserted against any such Person arising out of or relating to (A) the Line of Credit, the Bid Loan Facility, Advances under the Loan Documents, Letters of Credit or the Loan Documents or any document or transaction or action taken or not by any such Person in connection with any of the foregoing, including but not limited to the execution, delivery, enforcement, performance and administration of this Agreement and the other Loan Documents, or (B) the transactions contemplated hereby, including any investigation, arbitration, litigation, Insolvency Proceeding or other proceeding thereto related to this Agreement or the other Loan Documents, the Line of Credit, the Bid Loan Facility, Letters of Credit, Advances under the Loan Documents or the use of the proceeds thereof (including, without limitation, any investigation, litigation or proceeding related to the acquisition by any Borrower Entity or Joint Venture Entity of all or any portion of its assets), whether or not any Indemnified Person is a party; and

              (ii) any and all writs, subpoenas, claims, demands, actions, or causes of action that are served on or asserted against any Indemnified Person (if directly or indirectly related to a writ, subpoena, claim, demand, action, or cause of action against Borrower or any Affiliate of Borrower); and any and all liabilities, losses, costs, or expenses (including attorneys' fees) that any Indemnified Person suffers or incurs as a result of any of said matters;

(all the foregoing, collectively, the "Indemnified Liabilities"); provided, that Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person; nor shall Borrower have any obligation to indemnify any Designating Bank in respect of any matter with respect to which Borrower is entitled to be indemnified pursuant to Section 11.5 or in respect of any act or omission by such Designating Bank or its Designated Bid Lender under their Designation Agreement or any other agreement entered into between them in connection therewith.

         (b) Borrower shall further indemnify Agent, each Bank and each Designated Bid Lender from and hold it harmless against any transfer or documentary taxes, assessments or charges imposed by any governmental authority by reason of the execution, delivery and performance of the Loan Documents.

         (c) Borrower's obligations under this Section 2.3 shall survive payment of all other Obligations, and shall inure to the benefit of Agent's, Banks' and Designated Bid Lenders' successors and assigns.

3.  DISBURSEMENTS AND PAYMENTS

    3.1  Requests for Credit.
         -------------------

         (a) Each request for an extension of credit shall be made in writing in a manner acceptable to Agent.

         (b)  Borrowing Notice.  Except as otherwise provided in the Loan
              ----------------
Documents, each draw request shall be made upon the irrevocable written notice of Borrower (including notice via facsimile confirmed by a mailed copy) pursuant to a Borrowing Notice in the form attached hereto as Exhibit A. Each Borrowing
                                                     ---------
Notice shall be submitted to and received by the Bank prior to 9:00 a.m. (California time) at least two (2) Banking Days prior to the specified borrowing date. The truth and accuracy of each statement made in the Borrowing Notice shall be a condition precedent to the advance requested thereunder.

    3.2  Disbursement and Payment Record; Loan Account; Note.
         ---------------------------------------------------

         (a) Each disbursement by Agent, and each payment by Borrower, shall be evidenced by records kept by Agent. The Advances made by each Bank or Designated Bid Lender shall be evidenced by one or more loan accounts or records maintained by such Bank, Designated Bid Lender (and its Designating Bank) or Agent, as the case may be, in the ordinary course of business. The loan accounts or records maintained by Agent and each Bank or Designated Bid Lender (and its Designating
Bank) shall be conclusive absent manifest error of the amount of the Advances made by the Banks or Designated Bid Lenders to Borrower and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower hereunder to pay any amount owing with respect to Advances made under the Loan Documents.

         (b) Borrower has previously executed the Note, in the amount of the heretofore existing Maximum Loan Amount, evidencing Advances made under the Loan Documents and payable to BofA, in its capacity as Agent. Effective as of the Effective Date:

              (i) the face amount of the Note is hereby amended to read "$400,000,000"; and the "Maximum Loan Amount" stated therein is hereby amended to read "the principal sum of Four Hundred Million Dollars ($400,000,000)"; and

             (ii) the stated Maturity Date of the Note (subject to extension in accordance with the provisions of Section 22 of the Note) is hereby amended to read "August 1, 2001."

The Note will continue to evidence Advances outstanding as of the Effective Date under the Existing Agreement, as well as evidencing Advances made on and after the Effective Date.

     3.3  Authorization.
          -------------

          (a) Agent may honor facsimile instructions for advances or repayments (or for the designation of any optional interest rates that may be permitted by the Note) given by any one of the individuals authorized to sign loan documents on behalf of Borrower, or any other individual designated by any one of such authorized signers.

          (b) Advances will be deposited in Borrower's account number 00333-10805 maintained with Agent, or such other of Borrower's accounts with Agent as designated in writing by Borrower.

          (c) Borrower indemnifies and releases Agent and each Bank and Designated Bid Lender (including, in each case, its officers, employees, and agents) from all liability, loss, and costs in connection with any act resulting from written instructions any such Person reasonably believes are made by any individual authorized by Borrower to give such instructions. This indemnity and release shall survive this Agreement's termination.

    3.4  Banking Days.
         ------------

         A Banking Day is defined in the Note. All payments and disbursements which would be due on a day which is not a Banking Day will be due on the next Banking Day. All payments received on a day which is not a Banking Day will be applied to amounts due under the Loan Documents on the next Banking Day.

    3.5  Payments.
         --------

         (a) All payments to be made by Borrower shall be made without set-off, recoupment or counterclaim. Except as otherwise provided, all payments by Borrower shall be made to Agent for the account of the Banks and the Designated Bid Lenders, as applicable, at Agent's Payment Office, and shall be made in U.S. dollars and in immediately available funds, in accordance with the Loan Documents. Agent will promptly distribute to each Bank (including, to the extent applicable, for the account of its Designated Bid Lender, in accordance with
Section 11.5), in like funds as received: (i) its Pro Rata Share (or other applicable share as may be agreed by a Bank) of each payment in respect of the Line of Credit and (ii) its (or, if applicable, its Designated Bid Lender's) pro rata share of each payment in respect of any one or more Bid Loans (based on the proportion of the outstanding principal amount of such Bank's (or Designated Bid Lender's) Bid Loans in respect of which such payment is made to all the outstanding principal amount of all Bid Loans in respect of which such payment is made); provided that if any payment is received or otherwise realized by
          -------- ----
Agent at a time when the Availability Period has ended and all outstanding Advances have become, or have been declared, due and payable, then Agent shall distribute to each Bank (including, to the extent applicable, for the account of its Designated Bid Lender, in accordance with Section 11.5) its (or its Designated Bid Lender's) pro rata share thereof, based on the proportion of the aggregate principal amount of such Bank's (or its Designated Bid Lender's) outstanding Advances to the aggregate principal amount of all outstanding Advances. Any payment received by Agent later than 11:00 a.m. (San Francisco time) shall be deemed to have been received on the following Banking Day and any applicable interest or fee shall continue to accrue.

         (b) To the extent that Borrower makes a payment to Agent or the Banks or Designated Bid Lenders, or Agent or (notwithstanding any provision of the Co-Lender Agreement to the contrary) the Banks exercise the right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including by any settlement) to be repaid to a trustee, receiver, Borrower or any other party, in connection with any Insolvency Proceeding or otherwise, then (i) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred; and (ii) each Bank severally agrees to pay to Agent upon demand (A) in the case of an amount received in respect of a Bid Loan, its allocable share of any amount so recovered from or repaid by Agent, and (B) in the case of any other amount received under the Loan Documents, its Pro Rata Share of any amount so recovered from or repaid by Agent; and (iii) each Designated Bid Lender agrees to pay such Designated Bid Lender's allocable share of any amount so recovered from or repaid by Agent in respect of any Bid Loan made by such Designated Bid Lender; provided, however, that the foregoing clause shall not prohibit any
--------  -------
Designating Bank from agreeing with its Designated Bid Lender that, as between such Designating Bank and Designated Bid Lender, such Designating Bank shall pay to Agent any amount that would otherwise be due to Agent under this Section 3.5(b), and such Designated Bid Lender shall not be liable for any payment of any such amount to the extent that its Designating Bank makes such payment.

         (c) Agent shall have the exclusive right to collect on the Loan from Borrower or any guarantors, third parties, or otherwise including principal, interest, fees or any prepayment premiums, whether such amounts are received directly from Borrower, any guarantors, or other persons, or are collected by offset by Agent against the money or other property of Borrower or any guarantors deposited at or held by Agent, or other enforcement of the Loan Documents. No Bank or Designated Bid Lender shall independently initiate any judicial action or equivalent action or other proceeding against Borrower with respect to the Loan.

         (d) (i) Notwithstanding any other provision of any Loan Document or the Co-Lender Agreement to the contrary, Agent, Banks and Designated Bid Lenders agree with Borrower that any funds, claims, or distributions actually received by Agent for the account of any Bank or Designated Bid Lender as a result of the enforcement of, or pursuant to, any Guaranty, net of Agent's and Banks' expenses of collection thereof (such net amount, "Guaranty Proceeds"), shall be made available for distribution equally and ratably (in proportion to the aggregate amount of principal, interest and other amounts then owed in respect of the Obligations or of an issuance of Public Debt (as defined below), as the case may be) among the Agent, the Banks and the Designated Bid Lenders and the trustee or trustees (or to the holders) of (A) the Prudential Indebtedness, for so long as it remains Unsecured Indebtedness, and (B) any other Unsecured Indebtedness, not subordinated to the Obligations, issued by Borrower, before or after the Effective Date, in offerings registered under the Securities Act of 1933, as amended, or in transactions exempt from registration pursuant to Rule 144A thereof (the Prudential Indebtedness, and any other such qualifying Unsecured Indebtedness, "Public Debt"), and Agent is hereby authorized, by Borrower, by each Bank (on its own behalf and on behalf of its Designated Bid Lender, if any) and by each Guarantor (by its execution and delivery of the Guaranty to which it is party) to make such Guaranty Proceeds so available. No Bank or Designated Bid Lender shall have any interest in any amount paid over by Agent to the trustee or trustees in respect of any Public Debt (or to the holders thereof) pursuant to the foregoing authorization. This
     Section 3.5(d) shall apply solely to Guaranty Proceeds, and not to any payments, funds, claims or distributions received by Agent, any Bank or any Designated Bid Lender directly or indirectly from Borrower or any other Person other than from a Guarantor pursuant to a Guaranty. Borrower is aware of the terms of the Guarantees, and specifically understands and agrees with Agent, the Banks and the Designated Bid Lenders that, to the extent Guaranty Proceeds are distributed to holders of Public Debt or their respective trustees, such Guarantor has agreed that the Obligations will not be deemed reduced by any such distributions, and each Guarantor shall continue to make payments pursuant to its Guaranty until such time as the Obligations have been paid in full (and the Commitments have been terminated and any Letter of Credit Exposure reduced to zero), after taking into account any such distributions of Guaranty Proceeds in respect of Indebtedness other than the Obligations.

               (ii) Nothing contained herein shall be deemed (A) to limit, modify, or alter the rights of Agent, the Banks and the Designated Bid Lenders under any Guaranty, (B) to subordinate the Obligations to any Public Debt, or (C) to give any holder of Public Debt (or any trustee for such holder) any rights of subrogation.

               (iii) This Agreement, and each Guaranty, are for the sole benefit of Agent, the Banks and the Designated Bid Lenders and their respective successors and assigns. Nothing contained herein or in any Guaranty shall be deemed for the benefit of any holder of Public Debt, or any trustee for such holder; nor shall anything contained herein or therein be construed to impose on Agent, any Bank or any

     Designated Bid Lender any fiduciary duties, obligations or responsibilities to the holders of any Public Debt or their trustees (including, but not limited to, any duty to pursue any Guarantor for payment under its Guaranty).

4.   CONDITIONS

     4.1  Conditions Precedent to Initial Funding Date on or after the
          ------------------------------------------------------------
          Effective Date.
          --------------

          The obligation of each Bank and Designated Bid Lender under the Loan Documents to make any Advances, and the obligation of Agent to issue any Letter of Credit, on or after the Effective Date is subject to the further conditions that Agent has received all of the following in form and substance satisfactory to Agent:

          (a)  Loan Documents.  Fully executed originals of this Agreement
               --------------
(including the Reconfirmation of Guaranty attached hereto, executed on behalf of each Guarantor) and the Co-Lender Agreement and any other documents any Bank may reasonably require or request in accordance with the Loan Documents.

          (b)  Authorizations.  Evidence that the execution, delivery and
               --------------
performance by Borrower and each Material Borrower Entity or other Guarantor (if any) of each of the Loan Documents to which such Person is or is to become a party have been duly authorized, including, without limitation, (i) Corporate Resolution to borrow, certified by the Corporate Secretary of Borrower, together with a Certificate of Incumbency for the authorized signing officers, containing their specimen signatures and certified by the Corporate Secretary of Borrower, and (ii) resolutions, or other required action, by each Material Borrower Entity or other Guarantor with respect to the execution and delivery of its Guaranty (or reconfirmation of its existing Guaranty), together with a Certificate of Incumbency for the authorized signing officers, containing their specimen signatures and certified by such Material Borrower Entity's or other Guarantor's Secretary (or the equivalent).

          (c)  Governing Documents; Good Standing Certificates.  For Borrower,
               -----------------------------------------------
BRE Property Investors LLC and each other Material Borrower Entity or Guarantor or Other Unencumbered Property Owner (if any):

               (i) a copy of such Person's articles of incorporation and bylaws, articles of organization, Form LLC-1 and operating agreement, Form LP-1 and agreement of limited partnership or other charter documents, as the case may be, and

              (ii) a certificate of good standing for Borrower and each Material Borrower Entity, other Guarantor or Other Unencumbered Property Owner from the state where formed and, at the Bank's request, from any other state in which Borrower or such Material Borrower Entity, other Guarantor or Other Unencumbered Property Owner is required to qualify to conduct its business.

         (d)  Reimbursement.  Reimbursement of all costs and expenses incurred
              -------------
by Agent in connection with this Agreement, including legal fees and expenses of Agent's counsel, and the costs for services of Agent's in-house staff, such as legal services.

         (e)  Payment of Fees.  Payment of all accrued and unpaid fees and
              ---------------
expenses due Agent as provided for by the Loan Documents, including those referred to in Section 2.1 that are required by this Agreement or any letter understanding between Borrower and Agent to be paid on or before the Effective Date, and all other accrued and unpaid fees and expenses provided for under the Existing Agreement (including, but not limited to, the pro-rated facility fee accrued thereunder).

         (f)  Legal Opinion.  An opinion of legal counsel for Borrower and each
              -------------
Material Borrower Entity and other Guarantor addressing such matters as Agent may reasonably request.

         (g)  Termination of Sanwa Facility.  Evidence that the heretofore
              -----------------------------
existing line of credit established by Sanwa Bank California in favor of Borrower in the maximum principal amount of Thirty-Five Million Dollars ($35,000,000) has been terminated and that all obligations of Borrower in respect thereof have been paid in full.

         (h)  Other Items.  Any other documents and other items Agent may
              -----------
reasonably require as conditions precedent to the initial extensions of credit under this Agreement.

    4.2  Conditions to All Borrowings.
         ----------------------------

         The obligation of each Bank and Designated Bid Lender to make any Advance (including its first disbursement on or after the Effective Date), and of Agent to issue any Letter of Credit, under the Loan Documents is subject to the satisfaction on the Funding Date of the Relevant Borrowing of the conditions set forth below, and, in the case of a Bid Loan, shall be subject to the further condition that each of the statements made in the applicable Competitive Bid Request shall be true and accurate in all material respects as if made on and as of the date of such Bid Loan:

         (a)  Borrower shall have submitted a timely Borrowing

Notice or request for the issuance of a Letter of Credit (and, in the case of a Letter of Credit, shall have delivered, or caused to be delivered, to Agent, each of the Letter of Credit Documents relating thereto, in each case, duly executed and delivered by each party thereto other than Agent);

         (b) No Event of Default or event that, with the giving of notice or the passage of time, or both, would constitute an Event of Default shall have occurred and be continuing at the time of such Advance or issuance, or would exist as a result thereof; and

         (c) Each of the representations and warranties of Borrower and each Guarantor contained in this Agreement or the other Loan Documents shall be true and correct in all material respects on the date of such Advance or issuance (both before and after giving effect thereto), as if made thereon.

5.  REPRESENTATIONS AND WARRANTIES

    When Borrower signs this Agreement, and until the Commitments have terminated, the Letters of Credit have been cancelled or have terminated and all Obligations have been repaid in full, Borrower makes the following representations and warranties. Each request for an extension of credit constitutes a restatement of each such representation and warranty.

    5.1  Organization of Borrower; Good Standing.
         ---------------------------------------

         (a) Borrower, and each Guarantor, is duly formed and existing under the laws of the state where organized. In each state in which Borrower or any Guarantor does business, it is properly licensed, in good standing, and, where required, in compliance with any fictitious name statute.

         (b) Schedule 1 (if applicable, as updated pursuant to Section 6.18) sets forth the members, general partners and limited partners, or other holders of ownership interests in BRE Property Investors LLC and each other Material Borrower Entity or Guarantor, as well as of each Other Unencumbered Property Owner, and their respective ownership percentages, and there are no other membership, partnership or other ownership interests outstanding. No membership, partnership or other ownership interest (or any securities, instruments, warrants, option or purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for such interests) in any Material Borrower Entity, other Guarantor or Other Unencumbered Property Owner is subject to issuance under any security, instrument, warrant, option or purchase rights, conversion or exchange rights, call, commitment or claim of any right, title or interest therein or thereto. All of the membership, partnership or other ownership interests in Borrower and each Material Borrower Entity, other Guarantor or Other Unencumbered Property Owner have been issued in compliance with all applicable requirements of law.

    5.2  Authorization; Enforceable Agreement.
         ------------------------------------

         This Agreement and the other Loan Documents are within the powers of Borrower or the Material Borrower Entity or other Guarantor party thereto, have been duly authorized and do not conflict with any of its organizational documents. The Loan Documents do not conflict with any law, agreement or obligation by which Borrower or any Material Borrower Entity or other Guarantor is bound. This Agreement is a legal, valid and binding agreement of Borrower, enforceable against Borrower in accordance with its terms, and any instrument or document required hereunder, when executed and delivered by Borrower or any Material Borrower Entity or other Guarantor, will be similarly a legal, valid, binding and enforceable agreement of such Person.

    5.3  Financial Information.
         ---------------------

         (a) All financial statements and data submitted in writing by Borrower to Agent or any Bank pursuant hereto are true and correct, and all such financial statements present fairly the financial condition of Borrower as at the date thereof and the results of the operations of Borrower for the period(s) covered thereby, and have been prepared in accordance with generally accepted accounting principles on a basis consistently applied. Borrower has no knowledge of any liabilities, contingent or otherwise, not reflected in said financial statements, and neither Borrower nor any Borrower Entity or Joint Venture Entity has entered into any material commitments or material contracts which are not reflected in said balance sheet which may have a Material Adverse Effect on Borrower or any Material Borrower Entity. Since said date there have been no changes in the assets or liabilities or financial condition of Borrower or any Material Borrower Entity other than changes in the ordinary course of business, and no such changes have been materially adverse changes.

         (b) All financial and other information that has been or will be supplied to Agent or any Bank, including the financial statements of Borrower or any other Person:

               (i) is sufficiently complete to give Agent and the Banks accurate knowledge of the subject's financial condition;

              (ii) is in form and content as required by Agent and the Banks, previously communicated to Borrower;

             (iii) is in compliance with any government regulations that apply; and

              (iv) does not fail to state any material facts necessary to make the information contained therein not misleading.

All such information (other than Funds From Operations) was and will be prepared in accordance with GAAP, unless otherwise noted.

    5.4  Lawsuits.
         --------

         There is no lawsuit, arbitration, claim or other dispute pending or threatened against Borrower or any Borrower Entity or Joint Venture Entity which, if lost, could reasonably be expected to impair Borrower's or any Material Borrower Entity's financial condition or ability to repay advances made, and other amounts due, under the Loan Documents, except as has been previously disclosed in writing to Agent and the Banks.

    5.5  Title to Assets.
         ---------------

         Borrower, and each Borrower Entity and Joint Venture Entity, has good and clear title to its assets, and the same are not subject to any Liens other than those disclosed to Agent and the Banks in writing.

    5.6  Permits, Franchises.
         -------------------

         Borrower, and each Material Borrower Entity, possesses all permits, franchises, contracts and licenses required and all trademark rights, trade name rights, and fictitious name rights necessary to enable it to conduct the business in which it is now engaged.

    5.7  Income Tax Returns.
         ------------------

         Borrower, and each Borrower Entity and Joint Venture Entity, has filed all tax returns and reports required to be filed and has paid all applicable federal, state and local franchise, income and property taxes which are due and payable. Borrower has no knowledge of any pending assessments or adjustments of its income taxes or property taxes (or those of Borrower Entity or Joint Venture Entity) for any year, except as have been disclosed in writing to Agent and the Banks. Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended (the "Code").

    5.8  ERISA Plans.
         -----------

         (a) As used herein, (i) "ERISA" means the Employee Retirement Income Act of 1974, as amended; (ii) "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to ERISA; and (iii) "Plan" means any employee pension benefit plan maintained or contributed to by Borrower or any Borrower Entity and insured by the PBGC.

         (b) Borrower, and each Borrower Entity, has fulfilled its obligations, if any, under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and has not incurred any liability with respect to any Plan under Title IV of ERISA.

         (c) No reportable event has occurred under Section 4043(b) of ERISA for which the PBGC requires 30 day notice. No action by Borrower or any Borrower Entity to terminate or withdraw from any Plan has been taken and no notice of intent to terminate a Plan has been filed under Section 4041 of ERISA. No proceeding has been commenced with respect to a Plan under Section 4042 of ERISA, and no event has occurred or condition exists which might constitute grounds for the commencement of such a proceeding.

    5.9  Other Obligations.
         -----------------

         Neither Borrower nor any Material Borrower Entity or Joint Venture Entity is in default on any Indebtedness or Contractual Obligation of Borrower, such Material Borrower Entity or such Joint Venture Entity, as the case may be, except as has been previously disclosed in writing to Agent and the Banks.

    5.10  Event of Default.
          ----------------

          There is no event which is, or with notice or lapse of time or both would be, an Event of Default hereunder.

    5.11  Status as a REIT.
          ----------------

          Borrower (i) is a real estate investment trust as defined in Section 856 of the Code (or any successor provision thereto), (ii) has not revoked its election to be a real estate investment trust, (iii) has not engaged in any "prohibited transactions" as defined in Section 856(b)(6)(iii) of the Code (or any successor provision thereto), and (iv) for its current "tax year" (as defined in the Code) is and for all prior tax years subsequent to its election to be a real estate investment trust has been entitled to a dividends paid deduction which meets the requirements of Section 857 of the Code.

    5.12  Year 2K.
          -------

          Borrower has conducted a comprehensive review and assessment of Borrower's, and each Controlled Borrower Entity's and Controlled Joint Venture Entity's, computer applications, and made inquiry of Borrower's and each such other Person's key suppliers, vendors and customers or prospects, with respect to the "year 2000 problem" (that is, the risk that computer applications may not be able to perform date-sensitive functions after December 31, 1999), and, based on that review and inquiry, Borrower does not believe that the year 2000 problem will have a Material Adverse Effect on Borrower or any Material Borrower Entity.

6.  COVENANTS

          Borrower agrees, so long as credit is available under this Agreement or any other Loan Document, until the Letters of Credit have been cancelled or have terminated and all Obligations have been repaid in full:

    6.1  Use of Proceeds.
         ---------------

         Borrower shall use, and shall permit the proceeds of the advances under the Loan Documents to be used, only for (a) the funding of costs directly related to the acquisition of apartment projects, or (b) general working capital purposes of Borrower, including (but subject to Section 6.4(g)), development expenditures. In complying with the provisions of the foregoing clause (a), Borrower shall not be required to apply advances under the Loan Documents in direct payment of acquisition costs, but shall be permitted to request and obtain such advances by way of reimbursement of acquisition costs previously incurred and funded out of Borrower's cash reserves.

    6.2  Financial Information.
         ---------------------

         Borrower shall provide the following financial information and statements and such additional information as requested by Agent from time to time:

         (a) As soon as available but not later than ninety (90) days after Borrower's fiscal year end, a copy of Borrower's Form 10-K Annual Report and (to the extent not included in such Form 10-K) a copy of Borrower's annual consolidated financial statements for such fiscal year including balance sheet, income statement, statement of cash flows and statement of shareholders' equity. All such financial statements (whether or not included in Borrower's Form 10-K) must be audited (with an unqualified opinion) by Borrower's CPA and certified by Borrower's Chief

Financial Officer (or other officer acceptable to Agent).

         (b) As soon as available but not later than sixty (60) days after each fiscal quarter end, Borrower's Form 10-Q Quarterly Report and (to the extent not included in such Form 10-Q) a copy of Borrower's consolidated financial statements for such fiscal quarter, including balance sheet, income statement, statement of cash flows and statement of shareholders' equity. All such financial statements must be certified by Borrower's Chief Financial Officer (or other officer acceptable to Agent).

         (c) As soon as available but not later than ninety (90) days after Borrower's fiscal year end, Borrower's annual three-year consolidated financial projection, including balance sheet and income statement, in a format and with such detail as Agent may require. These projections must be certified by Borrower's Chief Financial Officer (or other officer acceptable to Agent).

         (d) Copies of Borrower's Form 8-K Current Reports and all other filings within fifteen (15) days after the date of filing with the Securities and Exchange Commission, and copies of all press releases made by Borrower.

         (e) As soon as available but not later than sixty (60) days after the end of each of the first three fiscal quarters of Borrower's fiscal year, and as soon as available but not later than ninety (90) days after the end of each of Borrower's fiscal years, Borrower's quarterly internal management reports (including (i) a schedule of all Debt Service for the prior quarter, (ii) a schedule of Net Operating Income for each Real Property and other real property asset for the preceding four (4) fiscal quarters, (iii) a schedule listing all Indebtedness secured by a Lien on any real property assets of Borrower or any Borrower Entity or Joint Venture Entity, (iv) a statement of the number of apartment units (by project and location) under development (as defined in Section 6.4(g)) by Borrower or any Borrower Entity or Joint Venture Entity at fiscal quarter-end, (v) a schedule identifying all real property leaseholds held by Borrower or any Borrower Entity or Joint Venture Entity at fiscal quarter-end, and (vi) a schedule showing the Borrower's Share of each Borrower Entity that is not a Guarantor and of each Joint Venture Entity at fiscal quarter-end). These reports must be certified by Borrower's Chief Financial Officer (or other officer acceptable to Agent).

         (f) At the time of the delivery of the financial statements provided for in Sections 6.2(a) and (b), a certificate executed by the Chief Financial Officer of Borrower certifying compliance with all financial covenants herein, including appropriate supporting schedules and calculations, and certifying that to the best of the such officer's knowledge, no Event of Default has occurred and is continuing or would result after notice or passage of time or both or, if any Event of Default has occurred and is continuing or would result after notice or passage of time or both, specifying the nature and extent thereof. Notwithstanding anything to the contrary contained herein and without limiting Agent's or the Banks' other rights and remedies, if any certificate required under this Section 6.2 is not provided on or before the due date therefor, Borrower shall be prohibited from any further borrowing or issuances of Letters of Credit under the Loan Documents until such certificate is provided.

    6.3  Other Information.
         -----------------

         Borrower shall provide Agent:

         (a) Promptly upon, and in any event within forty-eight (48) hours after Borrower first has actual knowledge of (i) its failing to continue to qualify as a real estate investment trust as defined in Section 856 of the Code (or any successor provision thereof), (ii) any act by Borrower causing its election to be taxed as a real estate investment trust to be terminated, (iii) any act causing Borrower to be subject to the taxes imposed by Section 857(b)(6) of the Code (or any successor provision thereto), or (iv) Borrower failing to be entitled to a dividends paid deduction which meets the requirements of Section 857 of the Code, a notice of any such occurrence or circumstance.

         (b) Such additional financial and other information as Agent may reasonably request from time to time.

    6.4  Financial Covenants.
         -------------------

         (a)  Minimum Net Worth.  Borrower will maintain a Tangible Net Worth
              -----------------
of not less than (i) Six Hundred Million Dollars ($600,000,000), plus (ii) seventy percent (70%) of Net Offering Proceeds received by Borrower after June 30, 1998.

         (b)  Total Liabilities to Total Assets.  The ratio of Total
              ---------------------------------
Liabilities to Total Assets shall not exceed 0.50:1.

         (c)  Secured Indebtedness to Total Assets.  The ratio of Secured
              ------------------------------------
Indebtedness to Total Assets shall not exceed 0.30:1.

         (d)  Unencumbered Real Property to Unsecured Indebtedness;
              -----------------------------------------------------
Unencumbered Real Property NOI to Unsecured Interest Expense.
-------------------------------------------------------------

              (i) The ratio of (A) Total Real Property Market Value of all Unencumbered Real Property to (B) total outstandings under Unsecured Indebtedness shall not be less than 1.75:1.

             (ii)  The ratio of

                   (A) the sum of (1) the aggregate Net Operating Income of all Unencumbered Real Properties owned directly by Borrower or any Controlled Borrower Entity that is a Guarantor, plus (2) to the extent that the aggregate contribution to the amount determined in accordance with this clause (A) attributable to this subclause (2) is not in excess of 10% of such total amount, for each (a) Controlled Borrower Entity that is not a Guarantor or (b) Controlled Joint Venture Entity (whether or not it is a Guarantor), Borrower's Share of the Net Operating Incomes of all Unencumbered Real Properties owned directly by such Person; to

                   (B) Unsecured Interest Expense for any fiscal quarter, shall not be less than 1.75:1.

         (e)  EBITDA to Debt Service.  The ratio of EBITDA to Debt Service
              ----------------------
shall not be less than 2.00:1.

         (f)  Distributions.
              -------------

              (i) Subject to subparagraph (ii) below, aggregate distributions by Borrower, determined on a consolidated basis, shall not exceed the following, as reported in accordance with GAAP, for any period of four (4) consecutive fiscal quarters of Borrower ended on December 31 of any calendar year: the greater of (A) ninety-five percent (95%) of Funds From Operations for such period, or (B) an amount, but not in excess of one hundred percent (100%) of Funds From Operations for such period, as Borrower may be required to distribute to its shareholders in order to maintain compliance with Section 6.15. For purposes of this Section 6.4(f), the term "distributions" shall mean and include (A) all dividends and other distributions to, and the repurchase of shares or other equity interests from, the holder of any equity interests in Borrower, BRE Property Investors LLC or any other Consolidated Borrower Entity or Consolidated Joint Venture Entity, other than (B) (1) redemptions of equity interests
                           ----- ----
     for common stock of Borrower, and (2) to the extent not in excess of $5,000,000 in any one fiscal year, redemptions of equity interests in BRE Property Investors LLC for cash or property other than common stock of Borrower pursuant to the redemption provisions of its Charter Documents as in effect on the date hereof.

              (ii) No distributions (or redemptions in cash or property, other than common stock of Borrower, of equity interests in BRE Property Investors LLC not constituting distributions) shall be made during the continuance of any Event of Default arising out of Borrower's failure to pay any monetary obligation when due under any Loan Document (a "Monetary Default"). Aggregate distributions or redemptions, in cash or property other than common stock of Borrower, of equity interests in BRE Property Investors LLC during the continuance of any Event of Default other than a Monetary Default (determined on a consolidated basis) shall not exceed the lesser of (A) the aggregate amount of distributions permitted to be made during the continuance thereof under subparagraph (i) above, or (B) the minimum amount that Borrower must distribute to its shareholders in order to maintain compliance with Section 6.15.

         (g)  Development.  At no time shall the total number of apartment
              -----------
units under development by Borrower or any Borrower Entity or Joint Venture Entity exceed the lesser of (i) twenty percent (20%) of the total number of apartment units (excluding such units under development) then owned by Borrower or any Borrower Entity or Joint Venture Entity, and (ii) 6,000 apartment units. For purposes of the foregoing covenant, "development" shall mean all units under construction, at or beyond the foundation stage, within a particular apartment project, until the construction of all units (or discreet phase(s) thereof, if applicable) shall have been completed, certificates of occupancy shall have been issued with respect to such units, and such units shall be available for immediate lease and occupancy in the normal course of business.

         (h)  Maximum Unsecured Lines of Credit.  Borrower shall not permit
              ---------------------------------
total commitments (disbursed and undisbursed) with respect to Unsecured Indebtedness of Borrower, any Borrower Entity or any Joint Venture Entity under lines of credit to exceed the sum of (i) the Maximum Loan Amount, plus (ii) the total commitments (disbursed and undisbursed) made available to Borrower under any and all other lines of credit from time to time provided to Borrower, any Borrower Entity or any Joint Venture Entity by (A) Agent and the Banks, or (B) a group of lenders, consisting of BofA and one or more other lenders, for whom BofA serves as agent at the time such line of credit is first made available. Further, neither Borrower nor any Borrower Entity or Joint Venture Entity shall enter into any commitment for Unsecured Indebtedness under lines of credit other than under (x) this Agreement, and (y) any other lines of credit from time to time provided to Borrower, any Borrower Entity or any Joint Venture Entity by Agent and the Banks or by a group of lenders, consisting of BofA and one or more other lenders, for whom BofA serves as agent at the time such line of credit is first made available.

         (i)  Unsecured Indebtedness.  Neither Borrower nor any Borrower
              ----------------------
Entity or Joint Venture Entity shall incur, or permit to exist, any Unsecured Indebtedness other than (i) Indebtedness under revolving lines of credit to the extent permitted under Section 6.4(h), and (ii) non-revolving, non-amortizing Indebtedness with a maturity or call date not earlier than one (1) year after the Maturity Date under the Note in effect at the time such Indebtedness is incurred; provided, however, that the foregoing amortization restriction shall
          --------  -------
not apply to amortization required, as of the date of this Agreement, under the Prudential Indebtedness, and provided further that no Guarantor or Other
                             -------- -------
Unencumbered Property Owner shall incur, or permit to exist, any Indebtedness other than Non-Recourse Indebtedness.

         (j)  Calculation.  Each of the foregoing ratios and financial
              -----------
requirements shall be calculated as of the last day of each fiscal quarter, but shall be satisfied at all times.

    6.5  Taxes and Other Liabilities.
         ---------------------------

         Borrower shall pay and discharge, and shall cause each Controlled Borrower Entity and Controlled Joint Venture Entity to pay and discharge, before the same become delinquent and before penalties accrue thereon, all taxes, assessments and governmental charges upon or against it or any of its properties, and all its other liabilities at any time existing, except to the extent and so long as:

         (a) The same are being contested in good faith and by appropriate proceedings in such manner as not to cause any Material Adverse Effect on Borrower or any Material Borrower Entity or the loss of any right of redemption from any sale thereunder; and

         (b) Borrower shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting principles) adequate with respect thereto.

    6.6  Notices to Agent.
         ----------------

         Borrower shall promptly notify Agent in writing of:

         (a) any Event of Default hereunder or any event which would become an Event of Default hereunder upon the giving of notice, the lapse of time, or both;

         (b)  any single lawsuit or arbitration claiming over

Two Hundred Fifty Thousand Dollars ($250,000), and lawsuits or arbitrations collectively claiming over One Million Dollars ($1,000,000), against Borrower or any Guarantor;

         (c) any significant dispute between Borrower or any Guarantor and any government authority;

         (d) Borrower's receipt of any notice relating to (i) any change in or reaffirmation of, or proposed change in or reaffirmation of, the rating of Borrower's senior long-term unsecured debt obligations by any Rating Agency, or
(ii) the issuance of any Rating by a Rating Agency as to which no Rating is then in effect; and

         (e) any event, circumstance or condition which may have a Material Adverse Effect on Borrower or any Guarantor.

    6.7  Audits; Books and Records.
         -------------------------

         Borrower shall (i) maintain (and shall cause each Controlled Borrower Entity and Controlled Joint Venture Entity to maintain) adequate books and records, and (ii) allow and its agents (and cause Controlled Borrower Entities and Controlled Joint Venture Entities to allow Agent and its agents) to inspect Borrower's and such Controlled Borrower Entities' and Controlled Joint Venture Entities' properties and examine, audit and make copies of books and records at any reasonable time. If any of Borrower's properties, books or records are in the possession of a third party, Borrower hereby authorizes that third party to permit Agent or its agents to have access to perform inspections or audits and to respond to Agent's requests for information concerning such properties, books and records.

    6.8  Compliance with Laws.
         --------------------

         Borrower shall comply, and shall cause each Controlled Borrower Entity and Controlled Joint Venture Entity to comply, with the laws (including any fictitious name statute), regulations, and orders of any government body with authority over such Person's business.

    6.9  Preservation of Rights.
         ----------------------

         Borrower shall maintain and preserve, and shall cause each Material Borrower Entity to maintain and preserve, all rights, privileges, and franchises Borrower or such Material Borrower Entity now has (or, if later, as of the date such Person becomes a Material Borrower Entity).

    6.10 Maintenance of Properties.
         -------------------------

         Borrower shall make, and shall cause each Controlled Borrower Entity and Controlled Joint Venture Entity to make, repairs, renewals, or replacements to keep such Person's properties in good working condition.

    6.11 Insurance.
         ---------

         Borrower shall maintain, or cause to be maintained, insurance in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which Borrower and the Controlled Borrower Entities and Controlled Joint Venture Entities operate and maintain such other insurance and coverages as may be reasonably required by Agent. All such insurance shall be in form and amount and with companies satisfactory to Agent. Upon Agent's request, Borrower shall furnish Agent with a copy of the policy or binder of all such insurance and continuing evidence that such insurance remains in force at applicable renewal dates.

    6.12 ERISA Plans.
         -----------

         Borrower shall give prompt written notice to Agent of the occurrence of any reportable event under Section 4043(b) of ERISA for which the PBGC requires 30 day notice; any action by Borrower or any Borrower Entity to terminate or withdraw from a Plan or the filing of any notice of intent to terminate under
Section 4041 of ERISA; any notice of noncompliance made with respect to a Plan under Section 4041(b) of ERISA; or the commencement of any proceeding with respect to a Plan under Section 4042 of ERISA.

    6.13 Indemnity of Guarantors.
         -----------------------

         Borrower shall indemnify and hold harmless each Guarantor from and against any liability (in the form of indebtedness repaid to Agent, any Bank or any Designated Bid Lender) in respect of Borrower's obligations under the Loan Documents, including (if applicable) by way of foreclosure on any collateral in which such Guarantor may at any time hereafter grant to Agent a security interest) in excess of the benefit realized by such Guarantor from the proceeds of the Loan. As between Borrower and each Guarantor, Borrower shall be responsible to reimburse each Guarantor in respect of amounts paid by such Guarantor pursuant to its Guaranty of Borrower's obligations under the Loan Documents to the end that Borrower, and each Guarantor, ultimately bear the burden of their respective shares of such obligations. Borrower's obligations to the Guarantors under this Section 6.13 shall be subordinated to its obligations to Agent, the Banks and the Designated Bid Lenders as provided in the Guaranties.

    6.14 Additional Negative Covenants.
         -----------------------------

         Borrower shall not, without Agent's written consent (delivered upon such consent of any or all of the Banks as may be required under the Co-Lender Agreement):

         (a) Merge or dissolve into, or consolidate with, any Person, or permit any Material Borrower Entity to do so, except in each case for mergers and consolidations (i) which result in Borrower or such Material Borrower Entity, as the case may be, being the surviving entity (provided that Borrower shall be the surviving entity in any merger or consolidation with a Material Borrower Entity), (ii) which do not have a Material Adverse Effect on Borrower or the affected Material Borrower Entity, and (iii) which do not result in Borrower, following the consummation of such merger or consolidation, being in default under any term or condition of this Agreement. Neither Borrower nor any Material Borrower Entity shall sell, lease, transfer, encumber or otherwise dispose of all or any substantial part of its properties or assets, whether in a single transaction or series of transactions, if such sale, lease, transfer, encumbrance or other disposition would cause a Material Adverse Effect on Borrower or such Material Borrower Entity; nor shall Borrower transfer to any Borrower Entity or Joint Venture Entity any Real Property or other material asset owned as of the date hereof or that constitutes proceeds (or proceeds of proceeds) of any Real Property or other material asset owned by Borrower as of the date hereof;

         (b) Except for any such amendment that is required under any requirement of law imposed by any governmental authority or in order to maintain compliance with Section 6.15, amend its articles of incorporation or by-laws, or permit any Material Borrower Entity to amend any of its charter documents, except in each case (i) upon at least ten (10) Banking Days' prior written notice to Agent, and (ii) if Agent notifies Borrower within such 10-day
                 ---
period that such amendment is, in Agent's reasonable judgment, a material amendment, with the prior written consent of Agent;

         (c) Suspend its business activity, or permit any Material Borrower Entity to suspend its business activity, in either case for more than two days;

         (d) Voluntarily commence any case under the United States Bankruptcy Code (or any successor statute) with respect to itself unless Borrower concurrently causes each Guarantor to commence a voluntary case under the United States Bankruptcy Code (or such successor statute) with respect to itself, and requests that all such cases be consolidated with its own.

         (e) Use any proceeds of any advance under the Loan Documents (or permit such proceeds to be used), directly or indirectly, to purchase or carry, or reduce or retire any loan incurred to purchase or carry any "Margin Stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any Margin Stock;

         (f) Permit Borrower's aggregate Investments in Borrower Entities or Joint Venture Entities that have not executed and delivered a Guaranty that remains in full force and effect to exceed at any time ten percent (10%) of Borrower's consolidated total assets, determined in accordance with GAAP;

         (g) Cease to Control any Material Borrower Entity, other Guarantor or Other Unencumbered Property Owner; or

         (h) Create, suffer or permit to exist any Lien on its interest in any Guarantor or Other Unencumbered Property Owner.

    6.15 Continued Status as a REIT; Prohibited Transactions.
         ---------------------------------------------------

         Borrower (i) will continue to be a real estate investment trust as defined in Section 856 of the Code (or any successor provision thereto), (ii) will not revoke its election to be a real estate investment trust, (iii) will not engage in any "prohibited transactions" as defined in Section 856(b)(6)(iii) of the Code (or any successor provision thereto), and (iv) will continue to be entitled to a dividend paid deduction meeting the requirements of Section 857 of the Code.

    6.16 NYSE Listed Company.
         -------------------

         The common stock of Borrower shall at all times be listed for trading and be traded on the New York Stock Exchange.

    6.17 Conduct of Business.
         -------------------

         Borrower shall engage primarily in the business of direct ownership, operation and acquisition or development for its own account of apartment projects located in the Western United States (which shall be understood to mean Colorado and States westward); provided, however, that the foregoing shall not restrict either Borrower's continued ownership and operation of assets owned as of the Effective Date or other business activities of Borrower or any Borrower Entity reasonably incidental to business activities otherwise permitted under this Section 6.17.

    6.18 Delivery of Guaranties and Other Documents.
         ------------------------------------------

         Within fifteen (15) days after (a) any Borrower Entity becomes a Material Borrower Entity, or (b) Borrower forms or acquires, by merger or otherwise, a Material Borrower Entity: Borrower shall (x) give Agent written notice thereof, (y) cause such Material Borrower Entity to execute and deliver to Agent a Guaranty, and (z) deliver to Agent (i) with respect to such Material Borrower Entity, the documents described in Sections 4.1(b) and 4.1(c), (ii) an updated Schedule 1, reflecting such information with respect to such Material Borrower Entity as is required to be reflected on Schedule 1 pursuant to Section 5.1(b), and (iii) an opinion of counsel addressing the due formation, existence and good standing of such Person, the due authorization, execution and delivery by such Person of such Guaranty, the enforceability thereof, and such other matters, if any, as Agent may reasonably request. Upon the inclusion of any real property asset owned by a Borrower Entity or Joint Venture Entity other than a Material Borrower Entity as Unencumbered Real Property by virtue of the execution and delivery by such Borrower Entity or Joint Venture Entity of a Guaranty, or by a Person that would, as a result of such inclusion, become an Other Unencumbered Property Owner (but, in either case, without limiting the requirement that such real property asset qualify in all respects as "Unencumbered Real Property" in order to be included as such), Borrower shall deliver to Agent (1) with respect to such Guarantor or Other Unencumbered Property Owner, the documents described in Sections 4.1(b) and 4.1(c), as applicable, (2) an updated Schedule 1, reflecting such information with respect to such Guarantor or Other Unencumbered Property Owner as is required to be reflected on Schedule 1 pursuant to Section 5.1(b), and (3) if such Person is becoming a Guarantor, an opinion of counsel addressing the due formation, existence and good standing of such Person, the due authorization, execution and delivery by such Person of such Guaranty, the enforceability thereof, and such other matters, if any, as Agent may reasonably request.

    6.19 Cooperation.
         -----------

         Borrower shall take any action reasonably requested by Agent to carry out the intent of the Loan Documents.

7.  COLLATERAL; OTHER SPECIAL PROVISIONS

    7.1  Collateral.  This Line of Credit is unsecured.
         ----------

    7.2  Other Special Provisions.  For purposes of this Section 7.2,
         ------------------------
capitalized terms not otherwise defined in this Agreement have the definitions given to them in Section 7.2(c).

    Notwithstanding any other provision of this Agreement, effective as of the date on which Blue Ravine Properties LLC executes and delivers to Agent a Guaranty, together with the other documents required by
Section 6.18:

         (a) Until the Special Provisions Termination Date, the Blue Ravine Property shall constitute "Unencumbered Real Property" for purposes of this Agreement, notwithstanding that it is subject to Borrower Lien (as defined below); provided that, but for the existence of Borrower Lien (and for that
        -------- ----
reason alone), the Blue Ravine Property would constitute both "Real Property" and "Unencumbered Real Property", within the meaning of those terms.

         (b) The "value" of the Blue Ravine Property for all purposes of this Agreement (including, without limitation, for purposes of determining "Total Assets" and "Total Real Property Market Value of Unencumbered Real Property"), at any time, shall be equal to (i) its value, as determined using the "Current Value Method", minus (ii) the then- outstanding principal amount of
               -----
Borrower-Owned Debt.

         (c) As used in this Section 7.2, the following terms have the following meanings:

              (i) "Borrower Lien" means the Lien, in existence as of the date of this Agreement, in favor of Borrower, securing Borrower-Owned Debt (and only Borrower-Owned Debt).

             (ii) "Borrower-Owned Debt" means the indebtedness of Blue Ravine Properties LLC, in an original principal not exceeding $5,700,000, outstanding as of the date on which Blue Ravine Properties LLC acquires the Blue Ravine Property, as reduced from time to time by any repayment or prepayment of the principal thereof; provided that such indebtedness is, and continues to be, held
                   -------- ----
by Borrower free and clear of all Liens in favor of any other Person whatsoever.

            (iii) "Blue Ravine Property" means the Real Property owned by Blue Ravine Properties LLC as of the date of the initial advance under the Line of Credit or acquired thereon.

             (iv)  "Special Provisions Termination Date" means the earliest of
(A) December 31, 1998, (B) the date as of which (1) Blue Ravine Properties LLC is liquidated or dissolved, or merged into BRE Property Investors LLC, or (2) the Blue Ravine Property otherwise ceases to be owned by Blue Ravine Properties LLC; or (C) the date on which the Blue Ravine Property otherwise fails to constitute "Unencumbered Real Property" pursuant to Section 7.2(a).

8.  DEFAULT

    If any of the following events occurs (an "Event of Default"), Agent may (and shall, upon the instructions of Majority Banks) declare Borrower in default, stop making any additional credit available to Borrower, and require Borrower to repay its entire debt immediately and without prior notice. However, if a bankruptcy petition is filed with respect to Borrower, the entire debt outstanding under the Loan Documents shall automatically be due immediately.

    8.1  Failure to Pay.
         --------------

         Borrower, or any Guarantor, fails to make any payment due under the Loan Documents (i) within fifteen (15) days after the date when due, or (ii) within such other period, or no period, as may expressly be provided in any other Loan Document to constitute an Event of Default.

    8.2  False Information.
         -----------------

         Borrower, or any Guarantor, has given Agent, or any Bank, false or misleading information or representations.

    8.3  Bankruptcy.
         ----------

         Borrower, or any Borrower Entity or Joint Venture Entity, files a bankruptcy petition or makes a general assignment for the benefit of creditors, or a bankruptcy petition is filed against any such Person. The default will be deemed cured if any bankruptcy petition filed against Borrower or any Borrower Entity or Joint Venture Entity is dismissed within a period of forty-five (45) days after the filing; provided, however, that neither Agent, any Bank nor any Designated Bid Lender will be obligated to extend any additional credit to Borrower during that period.

    8.4  Receivers; Dissolution.
         ----------------------

         A receiver or similar official is appointed for Borrower's, or any Borrower Entity's or Joint Venture Entity's, business, or the business is terminated; or any order, judgment or decree is entered against Borrower or any Borrower Entity or Joint Venture Entity decreeing its involuntary dissolution or split up and remains undischarged and unstayed for a period in excess of thirty
(30) days; the directors or other managing body of, or the members, shareholders or other holders of the equity interests in, Borrower or any Material Borrower Entity shall take any action authorizing the dissolution of Borrower or any Material Borrower Entity; or Borrower or any Material Borrower Entity shall otherwise dissolve or (except as the result of the merger of a Material Borrower Entity into Borrower) cease to exist.

    8.5  Lawsuits.
         --------

         Any lawsuit(s) or arbitration(s) are initiated against Borrower or any Material Borrower Entity involving claims exceeding in the aggregate Fifty Million Dollars ($50,000,000) or more at any one time in excess of any insurance coverage.

    8.6  Judgments.
         ---------

         Any judgment or arbitration award is entered against Borrower or any Material Borrower Entity, or Borrower, or any Material Borrower Entity, enters into any settlement agreement with respect to any litigation, claim or arbitration, in an aggregate amount of Ten Million Dollars ($10,000,000) or more in excess of any insurance coverage.

    8.7  ERISA Plans.
         -----------

         The occurrence of any of the following event(s) with respect to Borrower or any Material Borrower Entity, provided such event(s) could reasonably be expected, in the judgment of Agent, to subject Borrower or such Material Borrower Entity to any tax, penalty or liability (or any combination of the foregoing) which in the aggregate could have a Material Adverse Effect on Borrower or such Material Borrower Entity with respect to a Plan:

         (a) A reportable event occurs with respect to a Plan which in the reasonable judgment of Agent may result in the termination of such Plan for purposes of ERISA.

         (b) Any Plan termination (or commencement of proceedings to terminate a Plan) or Borrower's, or any Material Borrower Entity's, full or partial withdrawal from a Plan.

    8.8  Government Action.
         -----------------

         Any government authority takes action that the Majority Banks believe could have a Material Adverse Effect on Borrower or any Material Borrower Entity.

    8.9  Material Adverse Change.
         -----------------------

         Any event, circumstance or condition shall occur, or is reasonably likely to occur, which the Majority Banks believe could have a Material Adverse Effect on Borrower or any Material Borrower Entity.

    8.10 Other Breach Under This Agreement or Other Loan Documents.
         ---------------------------------------------------------

         (a) Borrower fails to meet the conditions of or fails to perform any obligation under any of Sections 6.2, 6.5, 6.11 and 6.18, and such failure continues uncured for a period of fifteen (15) days.

         (b) Borrower, or any Guarantor, fails to meet the conditions of or fails to perform any obligation under any term of this Agreement or any other Loan Document not specifically referred to in this Article 8. If, in Agent's opinion, the breach is capable of being remedied, the breach will not be considered an Event of Default under this Agreement for a period of thirty (30) days after the date on which Agent gives written notice of the breach to Borrower; provided, however, that neither Agent, the Banks nor the Designated Bid Lenders will be obligated to extend any additional credit to Borrower during that period.

    8.11 Cross-Default.
         -------------

         Any default occurs under any agreement in connection with any credit Borrower or any Controlled Borrower Entity, Consolidated Borrower Entity, Controlled Joint Venture Entity or Consolidated Joint Venture Entity, or any of Borrower's other Affiliates, has obtained from any creditor, or which constitutes an Accommodation Obligation of Borrower or any such other Person, if the default consists of a failure to make a payment when due or gives the creditor the right to accelerate (or causes the acceleration of) the obligation.

9.  ENFORCING THIS AGREEMENT

    9.1  Remedies.
         --------

         If an Event of Default occurs under the Loan Documents, Agent, the Banks and the Designated Bid Lenders may exercise any right or remedy they have under any of the Loan Documents or which is otherwise available at law or in equity. All of such rights and remedies shall be cumulative. At the Majority Banks' option, exercisable in their sole discretion, all of Borrower's obligations under the Loan Documents will become immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind.

10. APPOINTMENT AND AUTHORIZATION OF AGENT

    10.1 Appointment.
         -----------

         Each Bank hereby irrevocably appoints, designates and authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto and as further provided in the Co-Lender Agreement described below.

    10.2 Powers.
         ------

         Subject to the limitations set forth in the Loan Documents and Co-Lender Agreement, Agent's powers include but are not limited to the power: (i) to administer, manage and service the Line of Credit and the Bid Loan Facility;
(ii) to enforce the Loan Documents; (iii) to make all decisions under the Loan Documents in connection with the day-to-day administration of the Line of Credit and Bid Loan Facility, any inspections authorized by the Loan Documents, and other routine administration and servicing matters; (iv) to collect and receive from Borrower or any third persons all payments of amounts due under the terms of the Loan Documents and to distribute the amounts thereof to the Banks, for their own account and for the respective accounts of their Designated Bid Lenders; (v) to collect and distribute or disburse all other amounts due under the Loan Documents; (vi) to grant or withhold consents, approvals or waivers, and make any other determinations in connection with the Loan Documents; and
(vii) to exercise all such powers as are incidental to any of the foregoing matters. Agent shall furnish to Banks, for their own use and for transmittal to their Designated Bid Lenders, copies of material documents, including confidential ones, received from Borrower regarding the Line of Credit or the Bid Loan Facility, the Loan Documents and the transactions contemplated thereby. Agent shall have no responsibility with respect to the authenticity, validity, accuracy or completeness of the information provided.

    10.3 Limitation on Duties.
         --------------------

         Notwithstanding any provision to the contrary contained in any Loan Document, Agent shall not have any duties or responsibilities, except those expressly set forth in the Loan Documents or the Co-Lender Agreement, nor shall Agent have any fiduciary relationship with any Bank or Designated Bid Lender, and no implied covenants, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document against Agent.

    10.4 Co-Lender Agreement.
         -------------------

         Borrower acknowledges that the Banks (and each Designated Bid Lender at any time party to a Designation

Agreement) have executed a Co-Lender Agreement (as amended from time to time, the "Co-Lender Agreement") to supplement the Loan Documents with respect to the relationship of the Banks, the Designated Bid Lenders and Agent among themselves in connection with the credit facilities provided under the Loan Documents. The Co-Lender Agreement is not a Loan Document. Each of Sanwa Bank California and U.S. Bank acknowledges that, upon the execution and delivery of this Agreement by all parties, it shall become a party to (i) the other Loan Documents (other than the separate letter understanding between Borrower and BofA referred to in
Section 2.1(e), which separate letter understanding shall hereafter constitute the "Supplemental Letter" for purposes of any other Loan Document or the Co-Lender Agreement) to which the Banks are party and (ii) the Co-Lender Agreement, and shall succeed to all of the rights and be obligated to perform all of the obligations of a Bank under the Loan Documents. Each of Sanwa Bank California and U.S. Bank agrees that it will perform all of the obligations required to be performed by it as a Bank under the Loan Documents and the Co-Lender Agreement.

    10.5 Resignation; Replacement.
         ------------------------

         (a) Agent may, and at the request of the Majority Banks shall, resign as Agent upon 30 days' notice to the Banks. If Agent resigns under this Agreement, the Majority Banks subject to Section 10.5(b)) shall appoint from among the Banks a successor agent. If no successor agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Banks, a successor agent from among the Banks. Upon the acceptance of appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent, and the retiring Agent's appointment, powers and duties as Agent shall terminate. After any retiring Agent's resignation hereunder as Agent, the provisions regarding payment of costs and expenses and indemnification of Agent shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective, and the Banks shall perform all of the duties of Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent.

         (b) Each successor Agent appointed by the Banks shall concurrently assume the rights and obligations of (i) the Swing Line Lender (including the Swing Line Lender's commitment to fund Swing Line Borrowings and its interest in outstanding Advances under the Swing Line) and (ii) Agent in its capacity as issuer of all outstanding Letters of Credit (and who, concurrently with its appointment as Agent, issues replacement Letters of Credit for such outstanding Letters of Credit, which shall be cancelled and returned to the outgoing Agent). Neither the commitment of the Swing Line Lender to fund Swing Line Borrowings, nor the Swing Line Lender's interest in outstanding Swing Line Borrowings, may be assigned to any Person other than a Person who concurrently becomes both a successor Agent and the Swing Line Lender.

11.  ASSIGNMENTS, PARTICIPATIONS, ETC.

     11.1  Assignments.
           -----------

           A Bank may at any time assign to one or more Eligible Assignees (each an "Assignee") with the written consent of Borrower (other than during the existence of an Event of Default) and of Agent (at all times), which consent shall not be unreasonably withheld (provided that no written consent shall be required for an Eligible Assignee that is an Affiliate of such assignor Bank) all or part of its Pro Rata Share of the Line of Credit and the other rights and obligations of such assignor Bank hereunder with respect to the Committed Loans and the Line of Credit (excluding, however, its interest in any outstanding Bid Loans), in a minimum amount (with respect to such Bank's Commitment) of $5,000,000; provided, however, that no such assignment (other than an assignment of the assignor Bank's entire remaining Commitment) shall be permitted if the effect thereof is to cause the remaining Commitment of the assignor Bank to be less than $15,000,000, and no assignment may be made of any outstanding Committed Loan except in connection with an assignment of a corresponding proportional share of the assignor Bank's Commitment. However, such assignment shall be conditioned on, and Borrower and Agent may continue to deal solely and directly with such assignor Bank until, (i) written notice of such assignment, substantially in the form of the attached Exhibit F shall have been given to Borrower and Agent by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to Agent and Borrower an Assignment and Assumption Agreement substantially in the form of the attached Exhibit G ("Assignment and Assumption Agreement") (together with any Note(s) subject to such assignment); and (iii) the Assignor has paid (or caused to be paid) to Agent a processing fee in the amount of $5,000.

    11.2  Effects of Assignment.
          ---------------------

          From the date that Agent notifies the assignor Bank that all conditions and requirements of the assignment have been met, then to the extent that rights and obligations hereunder have been assigned (i) the Assignee thereunder shall be a party hereto and shall have the rights and obligations of a Bank under the Loan Documents and the Co-Lender Agreement, (ii) the assignor Bank shall relinquish such assigned rights and be released from such assigned obligations under the Loan Documents, (iii) this Agreement shall be deemed to be amended to the extent necessary to reflect the addition of the Assignee and the resulting adjustment of the Pro Rata Shares of the Loan arising therefrom, and
(iv) the Pro Rata Share allocated to an Assignee shall reduce the Pro Rata Share of the assigning Bank.

    11.3  Participations.
          --------------

          A Bank or Designated Bid Lender (the "originating Lender") may sell to one or more Persons not Affiliates of Borrower (a "Participant") participating interests in the Line of Credit or in any Bid Loans made by the originating Lender; provided that (i) the originating Lender's obligations under the Loan Documents and the Co-Lender Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrower and Agent shall continue to deal solely and directly with the originating Lender (or, in the case of a Designated Bid Lender, its Designating Bank) in connection with the Advances and Loan Documents, (iv) (A) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment, consent or waiver with respect to any Loan Document, except (1) in the case of a participation that includes an interest in the originating Lender's Commitment, to the extent such amendment, consent or waiver would require unanimous consent of the Banks under Section 7(a) of the Co-Lender Agreement, or (2) in the case of a participation that is limited to an interest in one or more Bid Loans, to the extent such amendment, consent or waiver would take effect while such Bid Loan(s) remained outstanding and would require the unanimous consent of the Banks under any of the following clauses of Section 7(a) of the Co-Lender Agreement: clause (ii), to the extent that the proposed action would affect Bid Loans or any amount payable with respect to Bid Loans; clause (iii), to the extent that the proposed action would affect any amount payable in connection with Bid Loans; clause (iv); clause (v); and clause (vi); and (B) no Designated Bid Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment, consent or waiver with respect to any Loan Document greater that the lesser of (1) such rights of approval as may have been granted to such Designated Bid Lender in connection with its entry into the relevant Designation Agreement, or (2) as described in Section 11.5(a) as being permitted to Designated Bid Lenders, (v) with respect to the sale of participating interests in the Line of Credit (it being understood that the limitations of this clause (v) shall not apply with respect to the sale of a participating interest in all or any portion of a Bid Loan), each participating interest in a Bank's Commitment shall be in a minimum amount of $5,000,000, and no such participation shall be permitted if the non-participated interest of the originating Lender in its Commitment would thereafter be less than $15,000,000. A Participant shall not have any rights under the Loan Documents or the Co-Lender Agreement, and all amounts payable by Borrower hereunder shall be determined as if the originating Lender had not sold such participation.

    11.4  Pledges.
          -------

          Notwithstanding any other provision of this Agreement, any other Loan Document or the Co-Lender Agreement: (i) a Bank or Designated Bid Lender may pledge its interest in Borrower's obligations under the Loan Documents in favor of any Federal Reserve Bank in accordance with Federal law; and (ii) a Designated Bid Lender may pledge its interest in Borrower's obligations under the Loan Documents in respect of any Bid Loan in favor of any Liquidity Provider qualifying as such with respect to the Bid Loan so pledged.

    11.5  Designated Bid Lenders.
          ----------------------

          (a) Any Bank may at any time, with the prior written consent of Borrower and Agent, which consent shall not be unreasonably withheld, designate one Designated Bid Lender to fund Bid Loans on behalf of such Designating Bank subject to the terms of this Section 11.5, and the provisions of Sections 11.1,
11.2 and 11.3 shall not apply to such designation, except that no Designating
                                                   ------ ----
Bank shall enter into any agreement under which its Designated Bid Lender has rights to approve any amendment, consent or waiver with respect to any Loan Document, except to the extent such amendment, consent or waiver would amend any right of Designated Bid Lenders or would require the unanimous consent of the Banks under any of the following clauses of Section 7(a) of the Co-Lender
Agreement: clause (ii), to the extent that the proposed action would affect Bid Loans or any amount payable with respect to Bid Loans; clause (iii), to the extent that the proposed action would affect any amount payable in connection with Bid Loans; clause (iv); clause (v), if the proposed action would take effect while any Bid Loans made by such Designated Bid Lender were outstanding; and clause (vi). No Bank may designate more than one Designated Bid Lender at any one time, and, following the termination of a designation with respect to one Designated Bid Lender, no new Designated Bid Lender may be designated until all outstanding Bid Loans made by the prior Designated Bid Lender have been paid in full. The parties to each such designation shall execute and deliver to Borrower and Agent for their acceptance a Designation Agreement, and, upon Agent's receipt of (i) an appropriately completed Designation Agreement (A) executed by a Designating Bank and a designee representing that it is a Designated Bid Lender and (B) accepted by Borrower, and (ii) a processing fee in the amount of $2,500, Agent shall accept such Designation Agreement and register such Designated Bid Lender as a Designated Bid Lender, and give prompt notice thereof to Borrower, whereupon: from and after the effective date specified in the Designation Agreement, the Designated Bid Lender shall become a party to this Agreement and to the Co-Lender Agreement, as a Designated Bid Lender, with (X) a right to make Bid Loans on behalf of its Designating Bank pursuant to Section 1.3(b)(ix) with respect to any Competitive Bid of such Designating Bank that is accepted in whole or in part by Borrower, and (Y) the other rights, and the obligations, provided herein and therein, subject to the limitation, however, that, notwithstanding the
             ------- -- --- ----------
assumption by a Designated Bid Lender of certain of the obligations of its Designating Bank (but without limiting the Designating Bank's obligations under the following paragraph (b)), no Designated Bid Lender shall be required to make payments with respect to any of its obligations under this Agreement or any other Loan Document, or under the Co-Lender Agreement, except to the extent of excess cash flow of such Designated Bid Lender (i.e., cash that is not otherwise
                                                ----
required to repay obligations of such Designated Bid Lender that are then due and payable).

         (b) Notwithstanding any other provision of this Agreement, any other Loan Document or the Co-Lender Agreement: regardless of any designation of a Designated Bid Lender hereunder, the Designating Bank making such designation
(i) shall be and remain obligated to Borrower, Agent and each of the other Banks and other Designated Bid Lenders for each and every one of the obligations of the Designating Bank and its Designated Bid Lender with respect to this Agreement, any other Loan Document or the Co-Lender Agreement (including, without limitation, any indemnification obligations under the Co-Lender Agreement and other obligation to pay any amount otherwise payable to Borrower by the Designated Bid Lender); and (ii) shall indemnify, defend and hold Agent, Borrower, each Bank and each Designated Bid Lender harmless from and against any and all losses, costs, expenses (including reasonable attorneys' fees and the cost of any services of in-house counsel) and liabilities incurred by any such Person in connection with or arising from (A) (1) the non-performance by such Designating Bank's Designated Bid Lender of any obligation assumed by the Designated Bid Lender under its Designation Agreement, (2) any other act or omission of the

Designated Bid Lender committed in violation of the provisions of any Loan Document or the Co-Lender Agreement, or (3) the failure of any representation or warranty made by such Designating Bank's Designated Bid Lender for the benefit of Agent, Borrower, any other Bank or any other Designated Bid Lender to be true and correct in all material respects, or (B) such Designating Bank's nonperformance of any obligation owed to its Designated Bid Lender under the Designation Agreement or any other agreement between such Designating Bank and its Designated Bid Lender with respect to the transactions contemplated hereby.

         (c) Notwithstanding any designation hereunder, Borrower and Agent shall continue to deal solely and directly with the Designating Bank in connection with the Advances (including any Bid Loans made by such Designating Bank's Designated Bid Lender), the Loan Documents and the Co-Lender Agreement. Each Designating Bank shall serve as the administrative agent of its Designated Bid Lender and shall on behalf of the Designated Bid Lender: (i) receive any and all payments made for the benefit of the Designated Bid Lender (and Borrower's and Agent's obligation to make any payment to the Designated Bid Lender shall be satisfied upon payment of such amount to its Designating Bank for the benefit of such Designated Bid Lender, without any duty to see to the application thereof by such Designating Bank), and (ii) give and receive all communications and notices and take all actions under any Loan Document or the Co-Lender Agreement, including, without limitation, votes, approvals, waivers, consents and amendments under or relating to this Agreement, the other Loan Documents and the Co-Lender Agreement; and any notice or other communication so delivered to a Designating Bank shall be deemed validly delivered to its Designated Bid Lender, without any duty on the part of Borrower or Agent to verify whether such notice or other communication is actually delivered by such Designating Bank to its Designated Bid Lender. Agent shall have no responsibility for, and shall not incur liability to any Designated Bid Lender arising out of, the disposition by such Designated Bid Lender's Designating Bank of any funds or notice or other communication delivered to such Designating Bank for the account of such Designated Bid Lender in accordance herewith. Any notice, communication, vote, approval, waiver, consent or amendment of or with respect to any Loan Document or the Co-Lender Agreement that is delivered or executed on behalf of any Designated Bid Lender shall be signed by its Designating Bank as administrative agent for the Designated Bid Lender (whether or not noted as such thereon), and shall not be signed by the Designated Bid Lender on its own behalf. Borrower, Agent, the Banks and the other Designated Bid Lenders may rely thereon without any requirement that the Designated Bid Lender sign or acknowledge the same. No Designated Bid Lender may assign or transfer all or any portion of its interest hereunder or under any other Loan Documents, other than (X) an assignment to the Designating Bank which originally designated such Designated Bid Lender, or (Y) in accordance with the provisions of Section
11.3 or 11.4.

         (d) A Designated Bid Lender shall not have any right to the payment of any amount under the Loan Documents or the Co-Lender Agreement other than with
                                                               ----- ----
respect to (i) principal of and interest (including, to the extent, interest at the Default Rate) on Bid Loans made by such Designated Bid Lender, (ii) late charges with respect to Bid Loans made by such Designated Bid Lender that are not paid when due, and (iii) compensatory amounts payable by Borrower in respect of Bid Loans made by such Designated Bid Lender that are paid prior to the last day of the Bid Rate Interest Period applicable thereto; and all other amounts payable by Borrower hereunder, under any other Loan Document or under the Co-Lender Agreement shall be determined as if such Designated Bid Lender's Designating Bank had not made such designation.

12.      MISCELLANEOUS

   12.1  California Law.
         --------------

         This Agreement is governed by California law but without regard to the choice of law rules of California.

   12.2  Arbitration.
         -----------

         (a)  Mandatory Arbitration.  Except as provided below, any controversy
              ---------------------
or claim between or among the parties, including those arising out of or relating to this Agreement or the other Loan Documents and any claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the American Arbitration Association ("AAA"). The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

         (b)  Provisional Remedies, Self-Help and Foreclosure.  No provision
              -----------------------------------------------
of this Agreement shall limit the right of any party to this Agreement to exercise self-help remedies such as setoff, or obtaining provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration.

    12.3  Presentment, Demands and Notice.
          -------------------------------

          Neither Agent nor any Bank or Designated Bid Lender shall be under any duty or obligation to make or give any presentment, demands for performances, notices of nonperformance, protests, notices of protest or notices of dishonor in connection with any obligation or indebtedness under the Loan Documents.

    12.4  Attorneys' Fees.
          ---------------

          In the event of a lawsuit or arbitration proceeding, including any tort proceeding, between or among the parties hereto, the prevailing party is entitled to recover costs and reasonable attorneys' fees (including any allocated costs of in-house counsel) incurred in connection with the lawsuit or arbitration proceeding, as determined by the court or arbitrator.

    12.5  Integration.
          -----------

          The Loan Documents, including this Agreement: (a) integrate all the terms and conditions incidental to the Loan Documents; (b) supersede all oral negotiations and prior and other writings with respect to their subject matter; and (c) are intended by the parties as the final expression of their agreement with respect to the terms and conditions set forth in those documents and as the complete and exclusive statement of the terms agreed to by the parties. If there is any conflict between the terms, conditions and provisions of this Agreement and those of any other agreement or instrument, including any of the other Loan Documents, the terms, conditions and provisions of this Agreement shall prevail. The Co-Lender Agreement addresses matters among the Banks, the Designated Bid Lenders and Agent and is intended by the Banks, the Designated Bid Lenders and Agent to supplement and be compatible with and not abrogate the Loan Documents, and Borrower's rights, obligations and liabilities shall not be diminished or increased by the Co-Lender Agreement.

    12.6  Electronic Notices.
          ------------------

          Any agreement of Agent to receive certain notices from Borrower or the Banks (in their own capacities or in their capacities as administrative agent for any Designated Bid Lender) by telephone or facsimile is solely for their convenience and at their request. Agent shall be entitled to rely on the authority of any Person giving such notice and Agent shall not have any liability to Borrower, any Bank, any Designated Bid Lender or other Persons on account of any action taken or not taken by Agent in reliance upon such telephonic or facsimile notice.

    12.7  Notices.
          -------

          Notices and other communications that Borrower, Agent or any Lender is required to deliver under any Loan Document, or that any such Person desires to deliver to any other party to a Loan Document, shall be sent to the address for such Person set forth on the signature pages hereto. As provided in Section 11.5, any notice or other communication to a Designated Bid Lender shall be sent to its Designating Bank. Except as otherwise specified: (x) all notices or other communications sent by mail, if duly given, shall be effective three (3) Business Days after deposit into the mails, postage prepaid, (y) all notices or other communications sent by a nationally recognized overnight courier service, if duly given, shall be effective one (1) Business Day after delivery to such courier service (with the relevant fees paid or duly provided for), and (z) all other notices or other communications, if duly given or made, shall be effective upon receipt. Any party may change its address for notices by notice delivered to Agent or Borrower, as the case may be, in accordance with the provisions of
Section 12.7.

    12.8  No Bankruptcy Proceedings Against Designated Bid Lenders.
          --------------------------------------------------------

          Each of Borrower, the Banks, and Agent hereby agrees that it will not institute against any Designated Bid Lender, or join with any other Person in instituting against any Designated Bid Lender, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any federal or state bankruptcy or similar law, at any time prior to the date that is one year and one day after payment in full of the latest maturing commercial paper note issued by such Designated Bid Lender.

    12.9  Certain Acknowledgments by Borrower.
          -----------------------------------

          Borrower acknowledges that (i) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents; and (ii) the relationship between Borrower, on the one hand, and Agent and the Banks and Designated Bid Lenders, on the other hand, in connection with the Loan Documents and the transactions contemplated thereby is solely that of debtor and creditor; no joint venture is created hereby or by the other Loan Documents or otherwise exists (among Borrower, the Banks and the Designated Bid Lenders or between Borrower and Agent) by virtue of the transactions contemplated hereby.

    12.10  Successors and Assigns.
           ----------------------

           This Agreement is binding on each of the parties' successors and assignees. Borrower agrees that it may not assign this Agreement or the other Loan Documents without Agent's prior consent. Agent, the Banks and the Designated Bid Lenders may sell participations in or assign their rights under the Loan Documents in accordance with Section 11, and may provide financial information about Borrower and the Guarantors to actual or potential participants or assignees, without notice to or consent of Borrower.

    12.11  No Third Parties Benefited.
           --------------------------

           This Agreement is made and entered into for the sole protection and benefit of Borrower, Agent, the Banks and the Designated Bid Lenders and their respective successors and assigns. No trust fund is created by this Agreement and no other persons or entities (other than Indemnified Persons) shall have any right of action under this Agreement or any right to the proceeds of advances made pursuant to the Loan Documents.

    12.12  Integration; Relation to Any Loan Commitment; Headings.
           ------------------------------------------------------

           (a) The Loan Documents (i) integrate all the terms and conditions in or incidental to this Agreement, (ii) supersede all oral negotiations and prior writings with respect to their subject matter, including any loan commitment to Borrower, and (iii) are intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in those documents and as the complete and exclusive statement of the terms agreed to by the parties. No representation, understanding, promise or condition shall be enforceable against any party unless it is contained in the Loan Documents.

           (b) If there is any conflict between the terms, conditions and provisions of this Agreement and those of any other agreement or instrument, including any other Loan Document, the terms, conditions and provisions of this Agreement shall prevail.

           (c) Headings and captions are for reference only and shall not affect the interpretation or meaning of any provisions of this Agreement.

           (d) The schedule(s) and exhibit(s) to this Agreement are hereby incorporated in this Agreement.

    12.13  Interpretation.
           --------------

           (a) Time is of the essence in the performance of this Agreement by Borrower.

           (b) The word "include(s)" means "include(s), without limitation," and the word "including" means "including but not limited to." No listing of specific instances, items or matters in any way limits the scope or generality of any language of this Agreement.

           (c) Any accounting terms used in this Agreement which are not specifically defined shall have the meanings customarily given them in accordance with GAAP. All references herein to Borrower or any other Person, in connection with any financial or related covenant, representation or calculation, shall be understood to mean and refer to Borrower and such other Person on a consolidated basis in accordance with GAAP, unless otherwise specifically provided and subject in all events to any adjustments herein set forth.

           (d) Any time the phrase "to the best of Borrower's knowledge" or a phrase similar thereto is used herein, it means: "to the actual knowledge of the then officers of Borrower, after reasonable inquiry of those agents, employees or contractors of Borrower who could reasonably be anticipated to have knowledge with respect to the subject matter or circumstances in question and after review of those documents or instruments which could reasonably be anticipated to be relevant to the subject matter or circumstances in question."

           (e) In each case where the consent or approval of Agent or the Banks is required, or Agent's or the Banks' non-obligatory action is requested by Borrower, such consent, approval or action shall be in the sole and absolute discretion of Agent or the Banks, as the case may be (subject, in the case of Agent, to receipt of such authorizations of the Banks as may be required under the Co-Lender Agreement), unless otherwise specifically indicated.

           (f) Any time the word "or" is used herein, unless the context otherwise clearly requires, it has the inclusive meaning represented by the phrase "and/or". The words "hereof", "herein", "hereby", "hereunder" and similar terms refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, exhibit and schedule references are to this Agreement unless otherwise specified. Any reference in this Agreement to this Agreement or to any other Loan Document includes any and all amendments, modifications, supplements, renewals or restatements thereto or thereof, as applicable.

    12.14  Severability; Waivers; Amendments.
           ---------------------------------

           This Agreement may not be modified or amended except by a written agreement signed by the parties. Any consent or waiver under this Agreement must be in writing. If any part of this Agreement is not enforceable, the rest of the Agreement may be enforced. If Agent (with such consent of any or all of the Banks as may be required under the Co-Lender Agreement) waives a default, Agent and the Banks may nevertheless enforce a later default. No waiver shall be construed as a continuing waiver. No waiver shall be implied from Agent's, or any Bank's or Designated Bid Lender's, delay in exercising or failure to exercise any right or remedy against Borrower. Consent by Agent or the Banks to any act or omission by Borrower shall not be construed as a consent to any other or subsequent act or omission or as a waiver of the requirement for Agent's or the Banks' consent to be obtained in any future or other instance. Agent, the Banks and the Designated Bid Lenders retain all of their respective rights and remedies, even if one or more Advances is made after the occurrence of any default.

    12.15  Publicity; Confidentiality.
           --------------------------

           (a)  Publicity.  Each Bank and Designated Bid Lender may refer to
                ---------
the credit facilities provided pursuant to the Loan Documents in its own promotional and advertising materials. Borrower shall not identify a Bank or Designated Bid Lender as a lender, except with such Bank's or Designated Bid Lender's prior written consent, provided through Agent in each instance.

           (b)  Confidentiality.  Agent, and each of the Banks and Designated
                ---------------
Bid Lenders, understands that some of the information and documents furnished to it pursuant to this Agreement or the other Loan Documents may be confidential, and agrees that it will keep all non-public information, documents and agreements so furnished to it confidential and will make no disclosure to other Persons of such information or agreements until it shall have become public, except (i) to the extent required in connection with matters involving operations under or enforcement or amendment of the Loan Documents; (ii) in accordance with Agent's or such Bank's or Designated Bid Lender's obligations under law or regulations or pursuant to subpoenas or other legal process to make information available to governmental agencies and examiners or to others; (iii) to any corporate parent or (if such Affiliate is a financial institution) other Affiliate of Agent or such Bank or Designated Bid Lender, solely for purposes of the administration or enforcement of the Loan, so long as such parent or other Affiliate agrees to accept such information or agreement subject to the restrictions provided in this Section 12.15(b); (iv) to any participant of the Agent or such Lender that agrees to keep such information, documents or agreement confidential in accordance with the restrictions provided in this Section 12.15(b); (v) to Agent or to any other Bank or Designated Bid Lender and Agent's and such other Bank's or Designated Bid Lender's respective counsel and other professional advisors so long as such Persons are instructed to keep such information confidential in accordance with the provisions of this Section 12.15(b); (vi) to proposed assignees, participants and Designated Bid Lenders that agree to keep such information, documents or agreements confidential in accordance with the provisions of this
Section 12.15(b); or (g) with the prior written consent of Borrower (which shall not be unreasonably withheld).

     12.16  Continuing Effect of Certain Prior Modifications to Loan Documents;
            -------------------------------------------------------------------
            Cross-References, Etc.
            ---------------------

            (a) The amendment and restatement of the Existing Agreement provided for hereby shall not affect the following, previously effected amendments to the Note and Guaranty:

                 (i) (A) "Bank", as used in the Note, means Agent acting as agent for the Banks, except that each reference to "Bank" in Sections 6, 7 and 18 of the Note and in Paragraph 5 of Exhibit B to the Note is modified to mean "Banks and Designated Bid Lenders", or "each Bank or Designated Bid Lender", as the context requires;

                      (B) "Banking Day", as used in the Note, means, with respect to any LIBOR Bid Loan, the same as "Banking Day" with respect to the LIBOR Alternative;

                      (C) "Rate Period", as used in the Note, means, in any context relating to a Bid Loan, the applicable Bid Loan Rate Period; and

the Note shall continue to evidence all Advances, and, except to the extent inconsistent with the express provisions of this Agreement, the terms of the Note (including, without limitation, the provisions relating to the Default
Rate) shall apply to Bid Loans in addition to Committed Loans.

                 (ii) "Bank", as used in any Guaranty, whenever executed and delivered, means (or shall mean, as the case may be) Agent acting as agent for the Banks, except that (i) in Section 3 of each Guaranty, each reference to "Bank" means (or shall mean) "Agent or the Banks", (ii) in Sections 4, 5, 8, 9 and 14(c) of each Guaranty, each reference to "Bank" means (or shall mean) "Agent or any Bank", and (iii) in Section 19, each reference to "Bank", except for the second incidence of "Bank" in the first sentence, means (or shall mean) "Agent and each Bank". Each Guarantor reconfirming its Guaranty as required herein, and each Guarantor executing and delivering a Guaranty after the date hereof, by its execution and delivery of such reconfirmation or Guaranty, as the case may be, agrees to the foregoing modifications to such Guaranty, and a statement to that effect shall be added to the form of Guaranty for use after the date hereof.


           (b) Each reference, in the Note or any exhibit thereto, the Co-Lender Agreement, any Guaranty or any Loan Document heretofore executed and delivered, to a specified provision of the Existing Agreement or any component agreement thereof (such as the Modification Agreement to Syndicate Loan or the Second Modification Agreement referred to in the recitals hereto) shall, on and after the Effective Date, constitute a reference to the corresponding provision(s) of this Agreement.

           (c) Each of the Loan Documents is hereby modified to provide that all references therein to the "Loan Agreement", or to any other "Loan Document", shall be deemed to refer to the Loan Agreement or any such Loan Documents as at any time previously amended and as amended (or further amended) hereby. It is the intent of the parties that this Agreement shall constitute a part of, and construed to amend, each other Loan Document stated to be amended hereby.

           (d) Except as expressly provided herein, nothing in this Agreement shall alter or affect any provision, condition or covenant contained in any other Loan Document, or limit or impair any rights, powers or remedies of Agent or any Bank or Designated Bid Lender thereunder, it being the intent of the parties hereto that the provisions of the Loan Documents shall continue in full force and effect except as expressly modified hereby. By its signature hereto, Agent, and each Bank (on its own behalf and on behalf of its Designated Bid Lender, if any), agrees that (i) each reference to a "Committed Loan" in the Co-Lender Agreement (the "Co-Lender Agreement") dated as of January 20, 1998, among Agent, the Banks and the Designated Bid Lenders relating to the Loan shall have the meaning provided for in this Agreement, and (ii) to the extent of any inconsistency between the provisions of this Agreement and any provision of the Co-Lender Agreement, the provisions of this Agreement shall control. Each Bank executing this Agreement on behalf of a Designated Bid Lender represents and warrants that it is authorized to do so.

    12.17  Counterparts.
           ------------

           This Agreement may be executed in counterparts each of which, when executed, shall be deemed an original, and all such counterparts shall constitute one and the same agreement.

This Agreement is executed as of the date stated at the top of the first page.


                               BRE PROPERTIES, INC., a Maryland
                               corporation



                               By:  /s/ LeRoy E. Carlson
                                   ---------------------------
                                   LeRoy E. Carlson
                                   Executive Vice President &
                                   Chief Financial Officer



                               By:  /s/ Frank C. McDowell
                                   ---------------------------
                               Name:    Frank C. McDowell
                               Title:   President & Chief Executive
                                        Officer

Address for Notices:           BRE Properties, Inc.
                               44 Montgomery Street
                               36th Floor
                               San Francisco, CA 94104
                               Attn: LeRoy E. Carlson
                               Phone:  (415) 445-6561
                               Fax:  (415) 445-6505


                               BANK OF AMERICA NATIONAL TRUST
                               AND SAVINGS ASSOCIATION, as a Bank


                               By:  /s/ Mark Gregor-Pearse
                                   ----------------------------
                                        Mark Gregor-Pearse
                               Title:   Vice President

                          RECONFIRMATION OF GUARANTY
                          --------------------------

  The undersigned hereby (i) acknowledges and approves the foregoing Amended and Restated Unsecured Line of Credit Loan Agreement ("Loan Agreement"); (ii) agrees to the modifications to the undersigned's Guaranty set forth in the Loan Agreement (including, without limitation, the authorization set forth in Section
3.5 with respect to amounts paid or collected under such Guaranty); and (iii) restates and reconfirms each and every representation, warranty and covenant as set forth in its Guaranty, dated as of November 17, 1997, executed in favor of BofA, and acknowledges and agrees that each such representation, warranty and covenant shall inure to the benefit of each of Agent, Banks and Designated Bid Lenders, notwithstanding the modifications to the terms and conditions of the Loan effected thereby.


GUARANTOR:                      BRE PROPERTY INVESTORS, LLC, a
                                Delaware limited liability company,


                                By:  BRE PROPERTIES, INC., a
                                     Maryland corporation
                                Its: Managing Member

                                     By:___________________________
                                     Its:__________________________

                                   EXHIBIT A
                                   ---------

                               BORROWING NOTICE
                               ----------------



                          ___________________, 199__



Bank of America National Trust
 and Savings Association
Commercial Real Estate
 Services Group 9105
50 California Street
11th Floor
San Francisco, CA  94111
Attention: Neeta Seletsky


Re: Amended and Restated Unsecured Line of Credit Loan Agreement dated as of October __, 1998, as amended, among BRE Properties, Inc. (the "Borrower"); Bank of America National Trust and Savings Association, in its capacity as Agent ("Agent"); and the several financial institutions from time to time party thereto in their respective capacities as "Banks" or "Designated Bid Lenders," as the case may be


Dear _______________:


         Reference is made to the Agreement. Capitalized terms used in this Borrowing Notice without definition have the meanings specified in the Agreement.

         Pursuant to the Agreement, notice is hereby given that Borrower desires that the Banks make the advance described in attached Schedule 1 (the "Advance")
                                                      ----------
(and, if this Borrowing Notice relates to a Swing Line Borrowing, that Agent initially fund the requested Advance as a Swing Line Borrowing). Borrower and the undersigned Officer of Borrower hereby certify that:

         (1)  Committed Loan Availability.  (a) The outstanding amount of the
              ---------------------------
Line of Credit, together with any other amounts required by the Loan Documents to be charged against the availability of advances under the Line of Credit, shall not, after giving effect to the making of the Advance, exceed the Committed Loan Availability; and (b) if this Borrowing Notice relates to a Swing Line Borrowing: (i) the outstanding principal amount of all Swing Line Borrowings, after giving effect to the making of the requested Swing Line Borrowing, will not exceed $50,000,000, and (ii) the requested funding date falls within the Swing Line Availability Period.

         (2)  Representations and Warranties.  All representations and
              ------------------------------
warranties of Borrower or any Material Borrower Entity or other Guarantor contained in the Agreement and the other Loan Documents are true and correct as of the date hereof and shall be true and correct on the date of the Advance, both before and after giving effect to the Advance; provided, however, that the representations and warranties of Borrower set forth in the Agreement regarding financial statements shall be deemed to be made with respect to the financial statements most recently delivered to the Bank pursuant to the Agreement;

         (3)   No Event of Default.  No Event of Default exists as of the date
               -------------------
hereof or will result from the making of the Advance or would result after notice or passage of time or both;

         (4)   Use of Proceeds.  The proceeds of the Advance will be used only
               ---------------
as permitted by the Agreement; and

         (5)   No Material Adverse Effect.  No event, circumstance or
               --------------------------
condition, which could have a Material Adverse Effect on Borrower or any Material Borrower Entity, has occurred since the date of the Agreement.

         Enclosed are the documents and information, if any, requested by the Bank with respect to use of proceeds as a condition to this Advance.


                                BRE PROPERTIES, INC., a
                                Maryland corporation


                                By: __________________________
                                Its: _________________________

                                                                      Schedule 1
                                                                      ----------
                                                             to Borrowing Notice


                               REQUESTED ADVANCE
                               -----------------

1.   Amount and Nature of Requested Advance:                    $
     --------------------------------------                      --------------
     (must be $500,000 or more)


     This Borrowing Notice does ___/does not ___ include a request for a Swing Line Borrowing.


2.   Purpose of Advance/1/:
     ---------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------
     provided that if a Swing Line Borrowing has been requested and the
     --------
     requested Swing Line Borrowing is funded: (i) the Swing Line Borrowing will be used for the purpose described above, and (ii) the corresponding Advance by the Banks will be used to repay the Swing Line Borrowing in its entirety.


3.   Effective Date of Requested Advance/1/:
     --------------------------------------

     --------------------------------------------------------------------------
     If a requested Swing Line Borrowing is funded as such, the related Advance
     --------------------------------------------------------------------------
     by the Banks shall be funded on the day that is two (2) Banking Days after
     --------------------------------------------------------------------------
     the Swing Line Borrowing is funded.
     --------------------------------------------------------------------------

----------------------
/1/ If the Advance is requested to be made initially as a Swing Line Borrowing, the Effective Date of the Swing Line Borrowing may be the date of the Borrowing Notice, if delivered no later than 11:00 a.m, California time, and otherwise shall be the Business Day after the day on which the Borrowing Notice is delivered.

                                  SCHEDULE 1
                                  ----------

                 MATERIAL BORROWER ENTITIES, OTHER GUARANTORS
                                      AND
                      OTHER UNENCUMBERED PROPERTY OWNERS